UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a party other than the registrant [     ].

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[     ] Preliminary proxy statement.

[     ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[ X ] Definitive proxy statement.

[     ] Definitive additional materials.

[     ] Soliciting material under Rule 14a-12.

TETRA TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TETRA Technologies, Inc.

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 4, 2007

To our stockholders:

Where and When. We will hold our 2007 Annual Meeting of Stockholders at the Hyatt Regency Houston Hotel, 1200 Louisiana St., Houston, Texas on Friday, May 4, 2007, at 11:00 a.m. local time.

Record Date. Only stockholders of record at the close of business on March 6, 2007 will be entitled to notice of and to vote at the Annual Meeting.

Purpose of the Meeting. We have called the Annual Meeting for the following purposes:

1. To elect eight Directors to serve one-year terms ending at the 2008 Annual Meeting of Stockholders, or until their successors have been duly elected or appointed;

2. To ratify and approve the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

3. To consider and vote upon a proposal to adopt the TETRA Technologies, Inc. 2007 Equity Incentive Compensation Plan; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments.

You will find more information on our nominees for Directors and the other purposes listed above in the attached proxy statement. You will find more instructions on how to vote starting on page 2 of the proxy statement.

Your vote is important! Please mark, sign, date and return the enclosed proxy card as soon as possible, regardless of whether you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted.

I hope you will be able to attend the Annual Meeting.

Bass C. Wallace, Jr.

Corporate Secretary

March 27, 2007

The Woodlands, Texas

TETRA Technologies, Inc.

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

PROXY STATEMENT

TABLE OF CONTENTS

Voting Information

General Instructions on How to Vote Your Proxy	1
Voting Rules	2

Proposals

Proposal No. 1: Election of Directors	4
Proposal No. 2: Appointment of Independent Registered Public Accounting Firm	7
Proposal No. 3: Adoption of Our 2007 Equity Incentive Compensation Plan	8

Information About Us

Corporate Governance	18
Director Independence	18
Board Meetings and Committees	18
Certain Transactions	22
Equity Compensation Plan Information	22
Insider Stock Sales and Stock Ownership	23
Audit Committee Report	24
Fees Paid to Principal Accounting Firm	25
Audit Committee Preapproval Policies and Procedures	25
Executive Officers	26
Compensation Discussion and Analysis	28
Management and Compensation Committee Report	35
Compensation of Executive Officers	36
Grants of Plan Based Awards	37
Option Exercises and Stock Vested	37
Outstanding Equity Awards at Fiscal Year End	38
Nonqualified Deferred Compensation	39
Director Compensation	39
Beneficial Stock Ownership of Certain Stockholders and Management	41
Section 16(a) Beneficial Ownership Reporting Compliance	42
Proposals of Stockholders	42
Market Price of the Registrant's Common Equity	43
Householding of Annual Meeting Materials	43
Additional Financial Information	44
Other Matters	44

TETRA Technologies, Inc. 2007 Equity Incentive Compensation Plan	Appendix A

This proxy statement, and the accompanying Notice of the 2007 Annual Meeting of Stockholders and proxy card, are first being mailed to our stockholders on or about March 27, 2007.

(i)

VOTING INFORMATION

GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY

Below are instructions on how to vote as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

If your shares are held in "street name," you should vote your shares in the method directed by your broker or other nominee.

If you plan to attend the meeting and vote in person, your instructions will depend on how your shares are held:

• shares registered in your name – check the appropriate box on the enclosed proxy card and bring evidence of your share ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

• shares registered in the name of your broker or other nominee – ask your broker to provide you with a broker's proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker with you to the meeting.

Remember that we will limit attendance at the Annual Meeting to stockholders as of the record dare (or their authorized representatives) with evidence of their share ownership and our guests.

How to Revoke Your Proxy. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by:

• filing a written notice revoking it with our Corporate Secretary;

• executing and returning another proxy bearing a later date; or

• attending the Annual Meeting and expressing a desire to vote your shares of common stock in person.

If your shares are held in street name, you must contact your broker to revoke your proxy. You must address written notices to Corporate Secretary, TETRA Technologies, Inc., 25025 Interstate 45 North, Suite 600, The Woodlands, Texas, 77380. No revocation by written notice will be effective unless such notice has been received by our Secretary prior to the day of the Annual Meeting or by our inspector of election at the Annual Meeting.

VOTING RULES

Stockholders Entitled to Vote – the Record Date. We fixed the close of business on March 6, 2007 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, we had issued and outstanding 72,526,470 shares of common stock and no shares of preferred stock.

Quorum Required. A quorum must be present at the Annual Meeting for us to conduct business at the Annual Meeting. To establish a quorum, we need the presence, either in person or by proxy, of holders of a majority of the outstanding shares of our common stock as of the record date. We will count abstentions and broker nonvotes to determine whether a quorum is present. Broker nonvotes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and the nominee has not received voting instructions from the beneficial owner. The New York Stock Exchange (“NYSE”) precludes its member organizations from giving a proxy to vote on equity compensation plans unless the beneficial owner of the shares has given voting instructions. Accordingly, with respect to the 2007 Equity Incentive Compensation Plan, brokers who are NYSE members do not have discretionary authority to vote shares for beneficial owners who do not provide instructions.

Number of Votes. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

Voting to Elect Directors. When voting to elect Directors, you have three options:

• vote for all of the nominees;

• vote for one or more of the nominees, but not all; or

• withhold authority to vote for all of the nominees.

If a quorum is present at the Annual Meeting, the eight persons receiving the greatest number of votes will be elected to serve as Directors. Therefore, any shares that are not voted or whose votes are withheld will not influence the outcome of the election of Directors. You may not cumulate your votes for any one of the nominees.

Voting on Other Matters. When voting on all other matters, you have three options:

• vote FOR a given proposal;

• vote AGAINST a given proposal; or

• ABSTAIN from voting on a given proposal.

Each matter other than the election of directors requires the affirmative vote of a majority of the shares having voting power on such matter present or represented at the Annual Meeting. For the purpose of determining whether a proposal other than the election of Directors has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal. With respect to the approval of auditors, brokers who have not received voting instructions from the beneficial owner have the discretionary authority to vote on this matter. Therefore, broker nonvotes will be included in the vote totals and have the same effect as a vote against this proposal. Brokers do not have discretionary authority to vote on the approval of the 2007 Equity Incentive Compensation Plan. Consequently, broker nonvotes will not be considered in the vote totals for this proposal and will have no effect on the vote.

In addition to the vote required by our bylaws described above, under the NYSE rules, approval of the 2007 Equity Incentive Compensation Plan requires approval by a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. The NYSE takes the position that a broker nonvote is not a “vote cast.” Accordingly, broker nonvotes have to be subtracted when determining whether the 50% in interest test has been met.

The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Our Board of Directors is not currently aware of any such other matters.

Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed, and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted as follows:

• FOR the election of each of the nominees for Director;

• FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm;

• FOR the adoption of the 2007 Equity Incentive Compensation Plan.

It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In such a case, the nonvoted shares will be considered in the manner described above.

Who Counts the Votes. Votes will be counted by ADP Investor Communication Services.

Information About the Solicitation of Proxies. Our Board of Directors is soliciting the proxy accompanying this statement in connection with the Annual Meeting. In addition to the solicitation of proxies by use of this proxy statement, our Directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or email. Our officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

We will pay all costs of preparing, printing, assembling and mailing the Notice of the Annual Meeting, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

PROPOSALS

PROPOSAL NO. 1: Election of Directors

In accordance with our Amended and Restated Bylaws, our Board of Directors has set the size of the Board of Directors at eight members. The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated and urges you to vote “FOR” the election of the eight persons who have been nominated to serve one-year terms as Directors. Each proxy solicited hereby will be so voted unless you specify otherwise in the proxy. A plurality vote is required for the election of Directors in Proposal 1. Accordingly, if a quorum is present at the Annual Meeting, the eight persons nominated for election as Directors receiving the greatest numbers of votes will be elected to serve as Directors. Proxies cannot be voted for more than eight nominees for election to the Board of Directors.

As approved by our stockholders at the 2006 Annual Meeting of Stockholders, commencing with the 2007 Annual Meeting, the Board of Directors will no longer be divided into three classes, and all members of the Board of Directors elected at the Annual Meeting and thereafter will serve for terms of one year or until their respective successors have been elected and qualified. The terms of office of Messrs. Cunningham, Delimitros and Hertel expire at the time of the Annual Meeting. To facilitate the transition from classified three-year terms to nonclassified one-year terms, Messrs. Ammidon, Coombs, Mitchell, McInnes, and White have each executed and delivered to the Company resignation agreements pursuant to which they resign from the Board of Directors just prior to the 2007 Annual Meeting. Each nominee has been recommended by the Nominating and Corporate Governance Committee and nominated by the Board of Directors to serve an additional one-year term as a Director. Each of the nominees has consented to be named in this Proxy Statement and to serve as a Director, if elected.

It is intended that the proxies solicited hereby will be voted “FOR” the election of such nominees, unless authority to do so has been withheld. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will enable the proxy holder to vote for a substitute nominee of the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee will be required.

Nominees for Director

The nominees for election as Directors are as follows:

Name	Age	Position with us	Year first became a director
Hoyt Ammidon, Jr.	69	Director	1998
Paul D. Coombs	51	Executive Vice President and Director	1994
Ralph S. Cunningham	66	Director	1999
Tom H. Delimitros	66	Director	1994
Geoffrey M. Hertel	62	President, Chief Executive Officer and Director	1984
Allen T. McInnes	69	Director	1993
Kenneth P. Mitchell	67	Director	1997
Kenneth E. White, Jr.	60	Director	2002

Biographical summaries of the Directors are set forth below. See “Beneficial Stock Ownership of Certain Stockholders and Management” below for information regarding the number of shares of our common stock owned by each Director.

Hoyt Ammidon, Jr. has served as a member of our Board of Directors since 1998. Mr. Ammidon currently serves on our Audit Committee and on our Management and Compensation Committee. He served as a managing director of Berkshire Capital Corporation, a private company that provides merger and acquisition related services to the investment management and securities industries, from November 1994 to January 2004 and as an advisory director since January 2004. Prior thereto, he held various executive positions at Cazenove Incorporated, a brokerage firm, The Chase Manhattan Investment Bank and E.F. Hutton & Co., Inc. Mr. Ammidon serves as a director and chairman of the audit committee of the board of directors of Balchem Corporation, a public company that is subject to the reporting requirements of the Exchange Act, which manufactures microencapsulated products and is a specialty repackager of industrial gases. Mr. Ammidon received his B.A. degree in History from Yale University.

Paul D. Coombs has served as Executive Vice President of Strategic Initiatives since April 2005, and as a member of our Board of Directors since 1994. From May 2001 to April 2005, Mr. Coombs served as our Executive Vice President and Chief Operating Officer. He served as an Executive Vice President from January 1994 to May 2001 and as our Senior Vice President – Oil & Gas from 1987 to 1994. From 1985 to 1987, he served as our General Manager – Oil & Gas. Mr. Coombs has served in numerous other positions for us since 1982.

Ralph S. Cunningham, Ph.D., has served as a member of our Board of Directors since 1999, and as Chairman of our Board of Directors since December, 2006. Dr. Cunningham currently serves on our Audit Committee and our Nominating and Corporate Governance Committee. Dr. Cunningham is presently a director and Group Executive Vice President and Chief Operating Officer of Enterprise Products GP, LLC, which is the general partner of Enterprise Partners L.P., a publicly held master limited partnership subject to the reporting requirements of the Exchange Act, a director of Agrium, Incorporated, a Canadian publicly traded company involved in the agricultural chemicals business, and a director of EnCana Corporation, a Canadian publicly traded independent oil and gas company. Dr. Cunningham previously served as a director of Enterprise Products GP from 1998 until March 2005 and served as Chairman and a director of TEPPCO GP from March 2005 until November 2005. He retired in 1997 from CITGO Petroleum Corporation, where he had served as President and Chief Executive Officer since 1995. Dr. Cunningham served as Vice Chairman of Huntsman Corporation from April 1994 to April 1995; and from August 1990 to April 1994, he served as President of Texaco Chemical Company. Prior to joining Texaco Chemical Company, Dr. Cunningham held various executive positions with Clark Oil & Refining and Tenneco Inc. He began his career in Exxon’s refinery operations. Dr. Cunningham received his B.S. degree in Chemical Engineering from Auburn University and his M.S. and Ph.D. degrees in Chemical Engineering from Ohio State University.

Tom H. Delimitros has served as a member of our Board of Directors since 1994. Mr. Delimitros is Chairman of our Audit Committee and also serves on our Management and Compensation Committee. He is a founding general partner of AMT Venture Funds, a private limited partnership formed in 1991 that provides equity and debt capital to emerging growth companies involved in advanced material technologies and the energy sector. Mr. Delimitros is also a director and is chairman of the audit committee of the board of directors of Plains Exploration & Production Company, a publicly held energy company that is subject to the reporting requirements of the Exchange Act. Mr. Delimitros received his B.S. and M.S. degrees from the University of Washington in Seattle and his M.B.A. degree from Harvard Business School.

Geoffrey M. Hertel has served as our President since May 2000, as our Chief Executive Officer since May 2001, and as a member of our Board of Directors since 1984. From January 2000 to May 2001 he also served as our Chief Operating Officer. From January 1994 to 2000, Mr. Hertel served as our Executive Vice President – Finance and Administration. He joined us in March 1993 as Senior Vice President – Finance and Administration. From 1981 to 1984 Mr. Hertel was associated with us as a nonvoting director and a special consultant to the Board. He has served as President and a director of Fairway Petroleum, Inc., a private oil and gas company, since 1980. From 1972 to 1984, Mr. Hertel held various positions with Rotan Mosle, Inc., an investment banking firm, including Senior Vice President – Corporate Finance. Mr. Hertel received his B.A. and M.B.A. degrees from Michigan State University.

Allen T. McInnes has served as a member of our Board of Directors since 1993. He served as our President and Chief Executive Officer from April 1996 to January 2000. Mr. McInnes currently serves on our Audit Committee and our Nominating and Corporate Governance Committee. He has served as Dean of the Business School of Texas Tech University since September 2001. He has served as Chairman of the board of TGC Industries, which is involved in the geophysical business, since July 1993. Mr. McInnes has been a director of Chase Packaging Corporation since 1993. Mr. McInnes is a former Executive Vice President and director of Tenneco Inc., where at various times he had overall corporate-level responsibility for chemicals, minerals, packaging, international development and real estate operations. Mr. McInnes received his B.B.A., M.B.A. and Ph.D. degrees from the University of Texas and he completed the Advanced management Program at Harvard Business School in 1973.

Kenneth P. Mitchell has served as a member of our Board of Directors since 1997. Mr. Mitchell is Chairman of our Nominating and Corporate Governance Committee and also serves on our Management and Compensation Committee. He is presently Lead Director and chairman of the executive committee of Balchem Corporation, a public company that is subject to the reporting requirements of the Exchange Act that manufactures microencapsulated products and is a specialty repackager of industrial gases. Mr. Mitchell served as President and Chief Executive Officer of Oakite Products, Inc., a specialty chemicals company, from 1986 until his retirement in 1993. From 1964 to 1986, he held a number of executive positions with Diamond Shamrock Corporation, all of which were related to various commodity and specialty chemicals businesses. Mr. Mitchell received his B.S. degree in Marketing and Finance from Ohio State University, and he completed the Senior Executive Program at M.I.T. in 1979.

Kenneth E. White, Jr. has served as a member of our Board of Directors since 2002. Mr. White is Chairman of our Management and Compensation Committee and also serves on our Audit Committee. He served as President and Chief Operating Officer and a director of Torch Energy Advisors, a private company that owns and operates oil and gas projects on behalf of its investors, until his retirement in January 2001. Prior to his initial employment with Torch in 1989, Mr. White served as Executive Vice President and General Manager of Gruy Engineering, a petroleum consulting firm affiliated with Torch. From 1982 to 1989, Mr. White served in several positions related to Gulf Coast reservoir management and engineering with Tenneco Oil. He received his B.S. degree in Mechanical Engineering from Louisiana State University.

The Board of Directors recommends that you vote “FOR” the election of each of the above named nominees.

PROPOSAL NO. 2: Appointment of Independent Registered Public Accounting Firm

Proposal 2 requests stockholder approval of the Board of Directors’ appointment of the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions from those attending that meeting. Ernst & Young LLP have served as our independent auditors since 1981.

Our organizational documents do not require our stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. We are doing so, as we have done in prior years, because we believe it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the year ending December 31, 2007, but the Audit Committee may elect to retain the firm.

The Board of Directors recommends that you vote “FOR” ratification and approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year, and proxies returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NO. 3: Adoption of Our 2007 Equity Incentive Compensation Plan

Our stockholders are being asked to consider and vote on a proposal to adopt the TETRA Technologies, Inc. 2007 Equity Incentive Compensation Plan, referred to in this description as the Plan. If the Plan is approved by our stockholders, it will supplement our currently effective incentive compensation plan, the 2006 Equity Incentive Compensation Plan, and provide us with more flexibility in creating incentives for our employees, officers, and Directors. The Company’s existing 2006 Equity Incentive Compensation Plan will remain in effect in accordance with its terms if the Plan is approved by our stockholders. However, under the terms of the 2006 Equity Incentive Compensation Plan, no awards may be granted under the 2006 Plan after May 2, 2008. We also have grants outstanding under the 1990 Stock Option Plan, as amended, the 1996 Stock Option Plan for Nonexecutive Employees and Consultants, and the 1998 Director Stock Option Plan, as amended and restated, and each of these plans remain in effect in accordance with their terms, although no further options or awards may be granted under such plans.

The Plan was adopted by our Board of Directors, subject to the approval of our stockholders. Pursuant to our bylaws, approval of the Plan requires the affirmative vote of a majority of the common shares represented in person or by proxy at the annual meeting of stockholders and entitled to vote on the proposal. In addition, under the rules of the NYSE, approval of the Plan requires approval by a majority of votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. If the stockholders approve the Plan, it will be effective as of May 4, 2007. A copy of the Plan is attached to this proxy statement as Appendix A. The description of the Plan contained herein is not intended to be complete and is qualified by reference to Appendix A, which contains the complete text of the Plan.

Equity Philosophy

As described in more detail in the Compensation Discussion and Analysis included in this proxy statement, our equity compensation philosophy is to pay for performance through competitive compensation programs that relate directly to our short and long-term goals and to reward executives, managers, and professionals who achieve these goals, while, at the same time, remaining sensitive to the potential impact upon our other stockholders. Stock-based awards linked to our short and long-term goals provide a significant incentive to our employees for improved performance, and we believe equity awards are critical to attracting and retaining employees who are vital to our development and financial success, while also aligning the employees’ interests with those of our stockholders.

In connection with our equity-based compensation programs, we seek to balance our need to attract and retain employees with efforts to closely monitor and reduce our “burn rate,” which is the total number of equity awards granted in a given year divided by the number of common shares outstanding at the end of such year. Our three-year average burn rate for 2004 through 2006 is 2.1%, which is under the allowable threshold recommended by Institutional Shareholder Services. If the 2007 Equity Compensation Plan is approved by the stockholders, the selection of employees and consultants who will receive awards under the Plan and the amount of any such awards will be determined by the Management and Compensation Committee (the “Compensation Committee”) in its discretion. The Nominating and Corporate Governance Committee will be responsible for making recommendations regarding any awards to our non-employee Directors, with such recommendations subject to final action of the Compensation Committee and, with regard to members of those committees, the entire Board of Directors.

We strongly believe that our equity compensation philosophy has been a key component of our past success and will be equally important in the years ahead. Accordingly, approval of the 2007 Equity Compensation Plan is critical to our ability to attract, retain, and reward the caliber of employees necessary for continued achievement of superior performance.

Summary of Material Features of the Plan

The following is intended to be a summary of the key features of the Plan. The full text of the Plan is attached to this proxy statement as Appendix A for your reference.

The purposes of the Plan are to:

• promote our interests and the interests of our stockholders by encouraging the participants to acquire or increase their equity interest in us, thereby giving them an added incentive to work toward our continued growth and success;

• enable us to compete for the services of the individuals needed for our continued growth and success; and

• allow us to award incentive grants of equity awards that are less dilutive to our stockholders than the stock options that have traditionally been awarded under our stock option plans.

To accomplish these purposes, the Plan provides for the grant to eligible persons of stock options, restricted stock, bonus stock, stock appreciation rights, and performance awards (collectively “Awards”).

The following are key features of the Plan.

• The Plan is administered by the Compensation Committee, which has authority to (i) determine the nature, amount, terms, and conditions of the grants, and (ii) interpret and determine any and all matters relating to the administration of the Plan and the award grants.

• The maximum number of shares of our common stock authorized under the Plan is 90,000 shares, or approximately 0.1% of our outstanding shares.

• At the time of grant, the exercise price of any option cannot be less than the fair market value of our common stock as of the date of grant.

• Stock options and stock appreciation rights cannot be repriced without the approval of our stockholders. The Plan requires stockholder approval for any material Plan amendments in accordance with New York Stock Exchange rules.

Available Shares

The maximum number of shares of common stock that may be covered by Awards granted under the Plan shall be 90,000 shares, subject to adjustment in the event of stock splits and certain other corporate events. For purposes of implementing the limitation on the maximum number of shares of common stock that may be covered by Awards granted under the Plan, an Award of an option or a stock appreciation right in respect of one share of common stock shall be deemed to be an Award of one share of common stock and an Award of a share of bonus stock or restricted stock shall be deemed to be an Award of two shares of common stock. With respect to any performance award, the value of the maximum benefit that may be paid under the performance award shall be divided by the fair market value per share of common stock as of the date of grant of the performance award, and each share resulting from such computation shall be deemed to be an Award of two shares of common stock. In addition, during any calendar year, the number of shares of common stock reserved for issuance under the Plan which are subject to Awards that may be granted to any one participant shall not exceed 60,000 shares, subject to adjustment in the event of stock splits and certain other corporate events. To the extent shares cease to be issuable under an Award made under the Plan, they will be available under the Plan for the grant of additional Awards unless such shares cease to be subject to an Award because of the exercise of the Award or the vesting of a restricted stock award or similar Award.

Persons Eligible to Participate

Except with respect to Awards of incentive stock options, all employees, consultants, and non-employee Directors of us and our affiliates are eligible to participate in the Plan. Incentive stock options may be awarded only to employees. In selecting employees and consultants to receive Awards, including the type and size of the Award, the Compensation Committee may consider any factors that it deems relevant. In considering Awards for non-employee Directors, the Compensation Committee shall consider the recommendations of the Nominating and Corporate Governance Committee and such other factors as the Compensation Committee may consider relevant.

Administration

The Plan will be administered by the Compensation Committee, which consists of three or more Directors appointed by the Board of Directors. The members of the Compensation Committee as of the date of this proxy statement are Messrs. Ammidon, Delimitros, Mitchell, and White (as Chairman). Our Board of Directors has determined that each of these Directors is an “independent” Director as defined under the rules of the NYSE. No person shall be eligible to serve on the Compensation Committee unless such person is a “non-employee Director” as defined in Rule 16b-3 promulgated under the Exchange Act, as then in effect, and also an “outside Director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder. Subject to the provisions of the Plan, the Compensation Committee will (i) interpret the Plan and all Awards under the Plan, (ii) make rules as it deems necessary for the proper administration of the Plan, (iii) make all other determinations necessary or advisable for the administration of the Plan, and (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that it deems desirable to effectuate the Plan. Any action taken or determination made by the Compensation Committee pursuant to the Plan will be binding on all parties. No member of the Board of Directors or the Compensation Committee will be liable for any action or determination made in good faith with respect to the Plan or an Award granted thereunder.

Types of Awards

The Plan provides for the grant of any or all of the following types of Awards: (i) stock options, including incentive stock options and nonqualified stock options; (ii) restricted stock; (iii) bonus stock; (iv) stock appreciation rights; and (v) performance awards. All Awards will be evidenced by a written agreement and the terms, conditions, and/or restrictions contained in an Award may differ from the terms, conditions, and/or restrictions contained in any other Award. Each type of Award is discussed in more detail below.

Stock Options. The Compensation Committee has the authority to grant options, in such form as the Compensation Committee may from time to time approve, subject to the terms of the Plan. The Compensation Committee also has the authority to determine whether options granted to employees will be incentive stock options or nonqualified options.

To exercise an option granted under the Plan, the person entitled to exercise the option must deliver to us payment in full of the exercise price for the shares being purchased, together with any required withholding tax, unless other arrangements have been made with the Compensation Committee. The payment must be (i) in cash or check, (ii) with the consent of the Compensation Committee, in shares of common stock already owned by the person for more than six months, or (iii) with the consent of the Committee and in compliance with such instructions as the Compensation Committee may specify, by sale through a broker. The value (the “Fair Market Value”) of each share of common stock delivered as payment of the exercise price on any given date will be deemed to be equal to the closing price on the principal exchange or over-the-counter market on which such shares are trading.

Except as described below, no option may be exercised later than the date which is ten years after the date of grant. The exercise price at which shares of common stock may be purchased upon the exercise of an option shall not be less than the Fair Market Value on the date of the grant of the option. In the case of incentive stock options granted to employees owning more than ten percent (10%) of the total combined voting power of us and our affiliates, the exercise price at which shares of common stock may be purchased upon the exercise of such incentive option shall be equal to one hundred ten percent (110%) of the Fair Market Value per share of common stock at the time of the grant, and such incentive option may not be exercised later than five years after the date of grant. The aggregate fair market value (determined as of the respective date or dates of grant) of shares of common stock for which one or more options granted to any employee under the Plan (or any other option plan of ours or our affiliates) may for the first time become exercisable as incentive stock options during any one calendar year cannot exceed $100,000.

The exercise price for and the number of shares of common stock subject to existing options shall be subject to appropriate adjustments in the event that the outstanding shares of our common stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or the like. The Plan does not permit the Compensation Committee to reprice options without stockholder approval. The Plan does not permit the Compensation Committee to accelerate the vesting of options without stockholder approval, except upon the occurrence of a change in control. The Compensation Committee shall provide, in the option grant, the time or times at which the options will be exercisable.

Restricted Stock Awards. The Plan authorizes the Compensation Committee to grant Awards in the form of restricted shares of common stock. These Awards are subject to such restrictions as the Compensation Committee may impose, including forfeiture, transfer, and repurchase restrictions, and in no event will the term of any such Award exceed ten years. We have the right to repurchase restricted shares for the amount of cash paid for such shares, if any, if the participant terminates employment with or services to us prior to the lapse of such restrictions, or if the restricted stock is forfeited by the participant in accordance with the Award thereof.

Bonus Stock. The Compensation Committee has the authority to grant shares of our common stock as “bonus stock” to employees, consultants, and non-employee Directors of us or our affiliates for the performance of services by such individuals without additional consideration, except as may be required by the Compensation Committee.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights (rights to receive the excess of the Fair Market Value of the common stock on the date of exercise over the Fair Market Value of the common stock as of the date of grant), in shares of common stock. The Compensation Committee may provide that the excess may not exceed a specified amount. The Compensation Committee shall determine, at the date of grant, the time or times at which and the circumstances under which a stock appreciation right may be exercised. The term of such Award may not exceed ten years.

Performance Awards. The Plan authorizes the Compensation Committee to grant shares of common stock to participants upon the attainment of certain performance goals measured over a period of not less than three months or more than five years. After the end of each performance period, the Compensation Committee will determine the amount, if any, of performance awards payable to each participant based upon the achievement of certain established business criteria. In the case of any Award granted to our Chief Executive Officer or any of our four highest paid officers (other than the Chief Executive Officer), the performance goals will be objective and meet the requirements of Section 162(m) of the Code, and regulations thereunder, including the requirement that achievement of performance goals be substantially uncertain at the time of grant. It is our intent that performance awards granted to covered employees will constitute performance-based compensation within the meaning of Section 162(m) of the Code and the regulations thereunder.

The performance goals may differ among Awards or participants; however, the Compensation Committee may not exercise discretion to increase any amount payable under a performance award intended to comply with Section 162(m) of the Code. In establishing performance goals, the Compensation Committee may use one or more of the following business criteria on a consolidated basis or for our specified subsidiaries, divisions, or business units: (i) earnings per share; (ii) increase in price per share; (iii) increase in revenues; (iv) increase in cash flow; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on equity; (ix) economic value added; (x) gross margin; (xi) net income; (xii) pretax earnings; (xiii) pretax earnings before interest, depreciation, depletion and amortization; (xiv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xv) operating income; (xvi) total stockholder return; (xvii) debt reduction; and (xviii) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee, including, but not limited to, a market index or a group of comparable companies.

The amount payable under a performance award shall be divided by the Fair Market Value per share of common stock on the determination date, and a stock certificate evidencing the resulting shares of common stock (to the nearest full share) shall be delivered to the participant or his or her personal representative, and the value of any fractional shares will be paid in cash.

Transferability

Except as otherwise provided in the Plan, no Award and no right under the Plan, other than bonus stock or restricted stock as to which restrictions have lapsed, is (i) assignable, saleable, or transferable by a participant, or (ii) subject to any encumbrance, pledge, or charge of any nature. Any attempted transfer in violation of the Plan will be void and ineffective for all purposes. The Compensation Committee may, however, establish rules and procedures to allow the transfer of specific nonqualified stock options for estate planning purposes to one or more immediate family members or related family trusts or partnerships, or similar entities.

Change in Control

Unless otherwise provided in an Award, upon the occurrence of a change in control (defined generally as certain reorganizations, mergers, consolidations, sales of all or substantially all of our assets, or liquidations), the Compensation Committee may, but is not required to, (i) accelerate vesting and the time at which all options and stock appreciation rights then outstanding may be exercised; (ii) waive all restrictions and conditions of all restricted stock then outstanding; or (iii) determine to amend performance awards or substitute new performance awards in consideration of the cancellation of outstanding performance awards.

If approved by our Board of Directors prior to or within 30 days after a change in control, the Board of Directors will have the right for the 45-day period following the change in control to require all participants to transfer to us all Awards previously granted to the participants in exchange for an amount equal to the cash value of the Awards. The cash value of an Award will equal the sum of (i) the cash value of all benefits to which the participant would be entitled upon settlement or exercise of any Award which is not an option or restricted stock and (ii) in the case of an option or restricted stock, the excess of the market value per share over the option price, or the market value per share of restricted stock, multiplied by the number of shares as to which such Award is vested.

Termination, Death, Disability and Retirement

Unless otherwise provided for in an Award, if the employment of an employee or service of a non-employee Director is terminated for any reason other than death, disability, or retirement, or if service of a consultant is terminated for any reason other than death, any nonvested Award outstanding at the time of such termination will terminate, no further vesting will occur, and the participant will be entitled to exercise his or her exercise rights with respect to any portion of the Award which is vested until the earlier of (i) the expiration date set forth in the Award, or (ii) three months after the termination date.

Unless otherwise provided for in an Award, upon the retirement of an employee or non-employee Director, any nonvested portion of an outstanding Award will terminate and no further vesting will occur. Any exercise rights with respect to any vested Award will expire on the earlier of (i) the expiration date set forth in the Award, or (ii) twelve months after the date of retirement.

Unless otherwise provided for in an Award, (i) upon the termination due to the disability of an employee or non-employee Director, (ii) upon the death of a participant, (iii) with respect to a participant who is either a retired former employee or non-employee Director who dies during the period in which he or she can exercise any vested Award (the “applicable retirement period”), or (iv) with respect to a disabled former employee or non-employee Director who dies during the period that expires on the earlier of the expiration date set forth in any applicable outstanding Award or the first anniversary of the person’s termination due to disability (the “applicable disability period”), any nonvested portion of an outstanding Award that has not already terminated will terminate and no further vesting will occur. In addition, any exercise rights with respect to any vested Award will expire on the earlier of (i) the expiration date set forth in the Award, or (ii) the later of (x) the first anniversary of such termination due to death or disability, or (y) the first anniversary of such person’s death during the applicable retirement period (except in the case of an incentive stock option), or the applicable disability period.

The Compensation Committee may provide for the continuation of any Award for such period and upon such terms as it determines in the event the participant ceases to be an employee, consultant, or non-employee Director.

Adjustments Upon Changes in Capitalization or Reorganization

The type or number of shares authorized under the Plan or subject to an Award and/or the exercise or purchase price applicable to an Award will be appropriately adjusted in the event of a subdivision or consolidation of shares, payment of stock dividend, or any other increase or decrease in the number of shares effected without receipt of consideration by us, or in the event of a reorganization, merger, consolidation, or recapitalization. Such adjustments shall be made by the Compensation Committee, whose determination shall be final and binding.

Amendment or Termination of the Plan and Amendment of Awards

Except with respect to Awards then outstanding, if not sooner terminated by the Board of Directors, the Plan will terminate upon, and no further Awards shall be made, after the second anniversary of the date the Plan is approved by the stockholders. The Board of Directors may amend, suspend, or terminate the Plan, provided, however, that no amendment, suspension, or termination of the Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights in any material respect. Moreover, no amendment to the Plan will be effective prior to its approval by the stockholders to the extent that (i) it would provide or accelerate vesting other than in connection with a change in control, or would change stockholder approval requirements relating to option repricing, or (ii) such approval is required by applicable law, or the requirements of any securities exchange on which our stock may be listed or admitted for trading. The Board of Directors may, however, amend the Plan as necessary to permit Awards to meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences to participants.

Subject to the restrictions set forth in the Plan, the Compensation Committee may amend any outstanding Award and may waive or accelerate any requirement or condition that is not mandatory under the Plan; however, except in the case of a change in control, the Compensation Committee may not waive or accelerate any term or condition of an Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, if such action would cause the Award not to so qualify. The Compensation Committee may not amend any outstanding Award in a manner that would adversely affect, in any material respect, the rights of a Plan participant without such participant’s consent.

New Plan Benefits

No Awards have been granted to date under the Plan, although it is anticipated that Awards will be granted if the Plan is approved by our stockholders. The actual amount of Awards to be granted under the Plan is not determinable in advance because the size and type of Awards to be made in any year will be determined at the discretion of the Compensation Committee. Additionally, the specific performance criteria and targets will be selected each year by the Compensation Committee.

Federal Income Tax Consequences of the Plan

In General. The Plan is not intended to be subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. The following summary is based on the applicable provisions of the Code, as currently in effect, and the income tax regulations and proposed income tax regulations issued thereunder.

Status of Options. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Under certain circumstances, an incentive stock option may be treated as a nonqualified stock option. The tax consequences, both to the option holder and to us, differ depending on whether an option is an incentive stock option or a nonqualified stock option.

Nonqualified Options. No federal income tax is imposed on the option holder upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the option holder will be treated as receiving compensation, taxable as ordinary income and subject to employment taxes in the year of exercise. The amount recognized as ordinary income and subject to employment taxes upon exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock. At the time common stock received upon exercise of a nonqualified stock option is disposed of, any difference between the fair market value of the shares of common stock at the time of exercise and the amount realized on the disposition will be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as a long-term or short-term capital gain, depending on the holding period of the shares of common stock. Any loss realized upon such a disposition will be treated as a long-term or short-term capital loss, depending on the holding period of the shares of common stock.

Upon an option holder’s exercise of a nonqualified stock option, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for the compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder, assuming we satisfy the federal income tax reporting requirements with respect to such compensation. We are not entitled to any tax deduction in connection with a subsequent disposition by the option holder of the shares of common stock.

If the shares of common stock received upon the exercise of a nonqualified stock option are transferred to the option holder, subject to certain restrictions, then the taxable income realized by the option holder, unless the option holder elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured with reference to the fair market value of the shares at the time the restrictions lapse. The restriction imposed on officers, Directors, and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six (6) months of the exercise of a nonqualified stock option.

Incentive Stock Options. No federal income tax is imposed on the option holder upon the grant of an incentive stock option. The option holder will recognize no taxable income upon exercise of an incentive stock option if the option holder (a) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the option holder (the “Holding Period”), and (b) is an employee of either (i) the company granting the option, (ii) the parent company or a subsidiary of such corporation, or (iii) a corporation which has assumed such option of another corporation as a result of a corporate reorganization, merger, or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise, or twelve months before the date of exercise if employment ceases due to permanent and total disability. If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition will be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as a long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. We would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares of common stock so acquired.

If, however, an option holder disposes of shares of common stock acquired pursuant to exercise of an incentive stock option before the Holding Period has expired (a “Disqualifying Disposition”), the option holder would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the common stock at the time of exercise over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as a long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the option holder will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange, or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of shares described in Section 424(c) of the Code.

Alternative Minimum Tax. Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax (“AMT”). The excess of the fair market value of shares of common stock acquired upon exercise of an incentive stock option over the exercise price paid for such shares of common stock is an adjustment to AMT income for the option holder’s taxable year in which such exercise occurs (unless the shares of common stock are disposed of in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the shares).

Payment of Option Price in Shares. In the case of a nonqualified option, if the option price is paid by the delivery of shares of common stock previously acquired by the option holder having a fair market value equal to the option price (“Previously Acquired Shares”), no gain or loss would be recognized on the exchange of the Previously Acquired Shares for a like number of shares of common stock. The option holder’s basis and holding period in the number of shares of common stock received (to the extent equal to the number of Previously Acquired Shares used) would be the same as his or her basis and holding period in the Previously Acquired Shares used. The option holder would treat the fair market value of the number of shares of common stock received in excess of the number of Previously Acquired Shares used as ordinary compensation income. The option holder’s basis in such excess shares of common stock would be equal to the shares’ fair market value at the time of exercise. The option holder’s holding period in such excess shares of common stock begins on the date the option holder acquires those shares of common stock.

In the case of an incentive stock option, the federal income tax consequences to the option holder of the payment of the option price with Previously Acquired Shares depends on the nature of the Previously Acquired Shares. If the Previously Acquired Shares were acquired through the exercise of a qualified stock option, an incentive stock option, or an option granted under an employee stock purchase plan (“Statutory Option”) and if such Previously Acquired Shares are being transferred prior to expiration of the applicable Holding Period, the transfer would be treated as a Disqualifying Disposition of the Previously Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable Holding Period, no gain or loss should be recognized on the exchange of the Previously Acquired Shares. In either case, (i) the option holder’s basis and holding period in the number of shares of common stock received (to the extent equal to the number of Previously Acquired Shares used) would be the same as his or her basis and holding period in the Previously Acquired Shares used, increased by any income recognized to the option holder upon the Disqualifying Disposition of the Previously Acquired Shares, (ii) the option holder’s basis in the number of shares of common stock received in excess of the number of Previously Acquired Shares used would be zero, (iii) the option holder’s holding period in such excess shares of common stock begins on the date the option holder acquires those shares of common stock, and (iv) the other incentive stock option rules would apply. Upon a subsequent Disqualifying Disposition of the shares of common stock so received, the shares with the lowest basis would be treated as disposed of first.

Restricted Stock. A participant who has been granted an Award of restricted stock will not realize taxable income at the time of the Award, and we will not be entitled to a tax deduction at the time of the Award, unless the participant makes an election to be taxed at the time of the Award. When the restrictions lapse without an election by the participant to be taxed at the time of the Award, the participant will receive taxable income in an amount equal to the excess of the market value of the shares at such time over the amount, if any, paid for such shares. We will be entitled to a corresponding tax deduction assuming any federal income tax reporting requirements are satisfied.

Bonus Stock. In general, a person will treat the fair market value of bonus stock Awards on the date such amount is received as compensation, taxable as ordinary income and subject to employment taxes. Subject to the application of Section 162(m) of the Code, as discussed below, we will be entitled to a deduction for the corresponding amount, assuming any federal income tax reporting requirements are satisfied.

Stock Appreciation Rights. Upon receipt of stock pursuant to the exercise of a stock appreciation right, the fair market value of the stock received is included in taxable income at the time the stock is received. Subject to Section 162(m) of the Code, described below, we will be entitled to a deduction at the same time and in the same amount as the income recognized by the Plan participant.

Performance Awards. In general, a participant who receives a performance award will not be taxed on receipt of the Award; instead, the fair market value of the common stock received will be taxable as ordinary compensation income with respect to a performance award, on the date that the shares of common stock cease to be subject to forfeiture. Subject to the application of Section 162(m) of the Code, as discussed below, we will be entitled to a deduction for a corresponding amount. A grantee of a performance award may elect to recognize ordinary income at the time the stock is received by making an election under Section 83(b) of the Code, with the Internal Revenue Service within thirty (30) days of the transfer of such shares. If such election is filed, the grantee will not recognize income when the restrictions lapse, and any subsequent disposition of the shares will result in a capital gain or loss. If, upon a taxable disposition of the shares of common stock, the grantee receives proceeds of more or less than his or her basis in the shares of common stock, any gain will be a long-term or short-term capital gain, and any loss will be a long-term or short-term capital loss, depending on the holding period of the shares of common stock, measured (i) from the date that the shares of common stock were received, if receipt was a taxable event to such participant or, (ii) from the date the restrictions on the shares lapsed, if such lapse was a taxable event to the participant.

Withholding for Taxes

No common stock shall be issued under the Plan until arrangements satisfactory to us have been made for the payment of any tax amounts that may be required to be withheld or paid by us with respect thereto at the minimum statutory rate. At the discretion of the Committee, such arrangements may include allowing the participant to tender to us shares of common stock already owned by the participant.

Additional Tax Consequences

Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance-based” compensation under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, options granted with an exercise price at least equal to the fair market value of the stock on the date of grant will qualify as performance-based compensation. Other Awards may or may not so qualify, depending on their terms.

In addition, some Awards may be covered by Section 409A of the Code. In such event, we would expect to design and administer any such Award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant.

Notwithstanding the foregoing, the Plan expressly provides that there is no commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Plan.

The Board of Directors recommends that you vote “FOR” the adoption of the TETRA Technologies, Inc. 2007 Equity Incentive Compensation Plan, and proxies returned will be so voted unless contrary instructions are indicated thereon.

INFORMATION ABOUT US

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Guidelines that give effect to the NYSE corporate governance listing requirements and various other corporate governance matters. The Board of Directors believes the Corporate Governance Guidelines assist in ensuring that the Board of Directors is independent from management, that the Board of Directors adequately performs its function as the overseer of management, and that the interests of management and the Board of Directors align with the interests of our stockholders.

The Corporate Governance Guidelines, as well as the charters of the Audit Committee, Management and Compensation Committee, and the Nominating and Corporate Governance Committee are available in the Corporate Governance section of the Investor Relations area of our Web site at www.tetratec.com. In addition, the Company has adopted a Code of Business Conduct and Ethics for Directors, officers, and employees and a Code of Ethics for Senior Financial Officers, copies of which are also available in the Corporate Governance section of the Investor Relations area of our Web site at www.tetratec.com. If any substantive amendments are made to either code, the nature of such amendment will be disclosed on our Web site. In addition, if a waiver from either code is granted to an executive officer, Director, or principal accounting officer, the nature of such waiver will be disclosed on our Web site. We will provide to our stockholders, without charge, printed copies of the foregoing materials upon written request. Requests for copies should be addressed to Corporate Secretary, TETRA Technologies, Inc., 25025 Interstate 45 North, Suite 600, The Woodlands, Texas 77380.

Director Independence

The New York Stock Exchange listing standards require our Board of Directors to be comprised of at least a majority of independent directors. The Board of Directors will determine independence in accordance with the listing requirements of the New York Stock Exchange, taking into consideration such facts and circumstances as the Board of Directors considers relevant. In order to assist the Board in making its determination of whether Directors are independent, each Director has completed and delivered to the Company a questionnaire. The Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, reviewed such questionnaires and such other information considered relevant with respect to the existence of any relationships between a Director and the Company.

The Board of Directors has affirmatively determined that the following Directors are independent: Hoyt Ammidon, Jr., Ralph S. Cunningham, Tom H. Delimitros, Allen T. McInnes, Kenneth P. Mitchell, and Kenneth E. White, Jr.

In addition, based upon such standards, the Board of Directors has determined that Messrs. Hertel and Coombs are not independent because of their employment as senior executives of the Company.

Board Meetings and Committees

Meetings and Attendance. During 2006, the Board of Directors had seven meetings. The standing committees of the Board of Directors currently consist of an Audit Committee, a Management and Compensation Committee, and a Nominating and Corporate Governance

Committee. During 2006, the Audit Committee held five meetings, the Management and Compensation Committee held two meetings, and the Nominating and Corporate Governance Committee met three times.

During 2006, each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors held while serving as a member of the Board, and 75% or more of the meetings of all committees of the Board of Directors of which he was a member that were held during the time he was a member. Our Corporate Governance Guidelines provide that our preference is to have our Directors attend the annual meeting of stockholders. All members of our Board of Directors attended the Annual Meeting of Stockholders in 2006.

Audit Committee. The Board of Directors has an Audit Committee, which is currently composed of Mr. Delimitros, as Chairman, and Messrs. Ammidon, Cunningham, McInnes, and White. The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, and (iv) the performance of our internal audit function and independent auditors. The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of its audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors, and management. As required by NYSE and the Commission rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee have a relationship with us that might interfere with the exercise of his independence from us or our management, as independence is defined in the listing standards for the NYSE. Accordingly, our Board of Directors has determined that all current members of our Audit Committee are independent as defined in Section 10A of the Exchange Act and independent as defined in the listing standards for the NYSE. Further, our Board has determined that each of Messrs. Ammidon, Delimitros, and McInnes, all of whom are members of the Audit Committee, is an audit committee financial expert within the definition established by the SEC.

Management and Compensation Committee. The Board of Directors has a Management and Compensation Committee, which is currently composed of Mr. White, as Chairman, and Messrs. Ammidon, Delimitros and Mitchell. The functions performed by the Management and Compensation Committee include reviewing and establishing overall management compensation, administering our employee stock option plans, and approving salary and bonus awards to our executive officers. Our Board of Directors has determined that each member of the Management and Compensation Committee is independent, as independence is defined in the listing standards for the NYSE. The Management and Compensation Committee may designate a subcommittee and delegate authority to such subcommittee as it deems appropriate.

Compensation decisions for our Chief Executive Officer are made by the Management and Compensation Committee. The Management and Compensation Committee is also responsible for approving the compensation for other executive officers of the Company and in such process, it reviews and gives significant consideration to the recommendations made by the Chief Executive Officer with respect to the non-equity compensation for such other executive officers. As part of its role in reviewing and approving management compensation, the Management and Compensation Committee administers our employee stock option plans and our discretionary performance-based cash incentive (bonus) program under which annual cash bonuses may be awarded to our executive officers and other key employees based upon attainment of annual performance goals. Our Chief Executive Officer, with input from senior management, recommends to the Management and Compensation Committee base salaries, target bonus levels, actual bonus payouts, and equity awards, as well as Company, division, and individual performance measures for our executive officers other than the Chief Executive Officer. The Management and Compensation Committee considers, discusses, and takes action on such proposals. The Nominating and Corporate

Governance Committee is responsible for reviewing and making compensation decisions with respect to our non-employee Directors.

The Management and Compensation Committee has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, or other advisors to assist the committee in the discharge of its duties. Historically, the Management and Compensation Committee has not engaged the services of a compensation consultant. In January of 2007, the Chief Executive Officer hired the compensation consulting firm of Gressle & McGinley LLC to review the adequacy of the Company’s compensation programs and to suggest any appropriate changes. The consultant reports to and acts at the direction of the Chief Executive Officer. The Management and Compensation Committee does not direct or oversee the activities of Gressle & McGinley; however, the data and recommendations of the consultant are provided to the committee by the Chief Executive Officer as part of the overall recommendations made by the Chief Executive Officer to the Management and Compensation Committee.

Management and Compensation Committee Interlocks and Insider Participation. The members of the Management and Compensation Committee during 2006 were Messrs. Delimitros, Ammidon, Mitchell, and White, none of whom is or had previously been an officer or employee of the Company, and none of whom had any relationship required to be disclosed under this section.

Nominating and Corporate Governance Committee. The Board of Directors has a Nominating and Corporate Governance Committee, which is currently composed of Mr. Mitchell, as Chairman, and Messrs. Cunningham and McInnes. The Nominating and Corporate Governance Committee investigates and makes recommendations to the Board with respect to qualified candidates to be nominated for election to the Board, and reviews and makes recommendations to the Board of Directors with regard to candidates for Directors nominated by stockholders in accordance with our bylaws. The Nominating and Corporate Governance Committee will consider candidates for Director who are properly nominated by stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information, confirmation of the nominee’s consent to serve as a Director, and all other information required by our bylaws for the nomination of Director candidates. The Nominating and Corporate Governance Committee is responsible for reviewing and making compensation decisions with respect to non-employee Directors provided that any recommendations relating to equity compensation are subject to final action by the Management and Compensation Committee. This committee also investigates and makes recommendations to the Board with regard to all matters of corporate governance, including the structure, operation, and evaluation of the Board and its committees. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence is defined in the listing standards for the NYSE.

Executive Sessions of the Board of Directors. As set forth in the Company’s Corporate Governance Guidelines, the Company’s non-management Directors meet regularly in executive sessions following each regularly scheduled meeting of the Board of Directors. These executive sessions are presided over by Mr. Cunningham. The non-management Directors presently consist of all current Directors except Messrs. Hertel and Coombs.

Communications with Directors. Our security holders and other interested parties may communicate with one or more of our Directors (including the non-management Directors as a group) by mail in care of our Corporate Secretary, TETRA Technologies, Inc., 25025 Interstate 45 North, Suite 600, The Woodlands, Texas 77380 or by email at corpsecretary@tetratec.com. Such communications should specify the intended recipient or recipients. All such communications, other than commercial solicitations or communications, will be forwarded to the appropriate Director or Directors.

Stockholder Nominations. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will consider proposals for nominees for Director from others. In order to nominate a Director at the Annual Meeting, our Bylaws require that a stockholder follow the procedures set forth in Article III, Section 3 of our Bylaws. (This Bylaw provision is available on our Web site at www.tetratec.com.) In order to recommend a nominee for a Director position, a stockholder must be a stockholder of record at the time the stockholder gives notice of the recommendation, and the stockholder must be entitled to vote for the election of Directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to our Corporate Secretary at our principal executive offices no later than 80 days prior to the date of the annual or special meeting at which Directors are to be elected; provided, that the date of the annual or special meeting is not publicly announced more than 90 days prior to the annual or special meeting, such notice by the stockholder will be considered timely if delivered to the Corporate Secretary no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

The stockholder notice must set forth the following:

1. name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

2. a representation that the stockholder is a holder of record of common stock entitled to vote at the meeting and intends to appear in person or by proxy to nominate the person or persons specified;

3. a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons under which the nomination(s) are to be made by the stockholder;

4. for each person the stockholder proposes to nominate for election as a Director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as Directors pursuant to Schedule 14A promulgated under the Exchange Act; and

5. for each person nominated, a written consent to serve as a Director, if elected.

In addition to complying with the foregoing procedures, any stockholder nominating a Director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Nominating and Corporate Governance Committee Nominations. The Nominating and Corporate Governance Committee selects each nominee for recommendation to the Board based on the nominee’s skills, achievements, and experience. As set forth in our Corporate Governance Guidelines, the following will be considered, among other things, in selecting candidates for the Board of Directors: independence; knowledge, experience, and skill in areas critical to understanding us and our business; personal characteristics, such as integrity and judgment; and commitments to the boards of other companies.

When seeking candidates for Director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent Directors, management, stockholders, or others. While the Committee has authority under its charter to retain a search firm for this purpose, no such firm was utilized in 2006. After conducting an initial evaluation of a potential candidate, the Committee will interview that candidate if it believes such candidate might be suitable to be a Director. The Committee may also ask the candidate to meet with management. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s election.

Certain Transactions

The Board of Directors has determined that there are no material transactions involving an executive officer, Director, or other related person requiring disclosure.

In February 2007, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, adopted the TETRA Technologies, Inc. Policy and Procedures with respect to Related Person Transactions (“Policy”), for the review and approval of related person transactions. The policy covers transactions in which (i) the Company or any subsidiary is a participant, (ii) the aggregate amount involved exceeds $100,000, and (iii) any related party (generally, Directors and executive officers, and their immediate family members, and 5% stockholders) has a direct or indirect interest. The Policy generally requires that such transactions be approved in advance by the Nominating and Corporate Governance Committee. Under the Policy, the Nominating and Corporate Governance Committee shall consider all relevant facts and circumstances available to the committee and will approve such transactions only if they are in, or are not inconsistent with, the best interests of the Company and its stockholders. In the event a transaction is not identified as a related person transaction in advance, it will be submitted to the Nominating and Corporate Governance Committee, which will evaluate the transaction and all available options, including ratification or recession of the transaction, and possible disciplinary action.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006, regarding compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Shown in the First Column)

Equity compensation plans approved by stockholders (1)
1990 Employee Incentive	3,451,938	$6.0568	0
2006 Equity Incentive	544,084	$28.7584	588,500
Total:	3,996,022	$9.1478	588,500

Equity compensation plans not approved by stockholders (2)
1996 Nonexecutive	1,353,505	$10.1046	0
1998 Director Plan	769,516	$8.2962	0
Brightman Plan	240,000	$9.0767	0
Total:	2,363,021	$9.4113	0

All Plans (3)
Total:	6,359,043	$9.2457	588,500

(1) Consists of the 1990 Stock Option Plan, as amended, and the 2006 Equity Compensation Plan.

(2) Consists of the 1996 Stock Option Plan for Nonexecutive Employees and Consultants (the “1996 Nonexecutive Plan”), the 1998 Director Stock Option Plan, as amended and restated (the “1998 Director Plan”), and the award granted to Mr. Brightman in connection with his initial employment. A description of each of these plans follows.

(3) The table above does not include information regarding the proposed 2007 Equity Compensation Plan to be considered at the Annual Meeting.

Non-Stockholder Approved Plans

1996 Stock Option Plan for Nonexecutive Employees and Consultants

The TETRA Technologies, Inc. 1996 Stock Option Plan for Nonexecutive Employees and Consultants (the “1996 Nonexecutive Plan”) was adopted effective July 25, 1996. As of December 31, 2006, options covering 1,353,505 shares were outstanding under the 1996 Nonexecutive Plan, and options under the 1996 Nonexecutive Plan covering 319,637 shares were exercised during the year ended December 31, 2006. No grants of awards were permitted to be made under the 1996 Nonexecutive Plan after May 2, 2006.

1998 Director Stock Option Plan

The TETRA Technologies, Inc. 1998 Director Stock Option Plan was adopted effective December 1998, was amended and restated effective June 27, 2003, and was further amended in December 2005 (the “1998 Director Plan”). As of December 31, 2006, options covering 769,516 shares were outstanding under the 1998 Director Plan, and options under the 1998 Director Plan covering 289,000 shares were exercised during the year ended 2006. No grants of awards were permitted to be made under the 1998 Director Plan after May 2, 2006.

Brightman Plan

As an inducement to Mr. Brightman’s employment, Mr. Brightman was awarded, effective April 20, 2005, an option to purchase 80,000 shares at an exercise price of $27.23 per share (as adjusted to reflect the effect of our 3-for-2 stock split effected on August 26, 2005, and our 2-for-1 stock split effected on May 22, 2006, this presently equates to 240,000 shares at an exercise price of $9.0767 per share), which grant is evidenced by a Nonqualified Stock Option Agreement dated April 20, 2005. The option was 50% vested on the date of grant, and an additional 25% of the award will vest on the first and second anniversaries of the date of grant. The maximum term of the award is ten years.

Insider Stock Sales and Stock Ownership

We acknowledge that sales of common stock by our executive officers will occur periodically. In particular, we believe that our executive officers who have a significant portion of their net worth in common stock may desire to diversify their investment portfolios over time and may be required to sell common stock to finance stock option exercises and pay related taxes. We have established a policy for trading in common stock. This policy is designed to help ensure compliance with the federal securities laws and allow the anticipated periodic sales to occur in an orderly fashion. The trading policy also prohibits our Directors, officers, and employees from engaging in short sales of our common stock and from buying or selling puts, calls, or options involving common stock (other than employee stock options). Although we believe that most of our executive officers and Directors hold significant positions in Company common stock and/or stock options, there is currently no specific security ownership guideline or requirement for these individuals.

AUDIT COMMITTEE REPORT

The Audit Committee consists of five Directors who are independent, as independence is defined in the listing standards for the NYSE and the rules of the Commission. The Audit Committee assists the Board in overseeing matters relating to our accounting and financial reporting practices, the adequacy of our internal controls, and the quality and integrity of our financial statements. The charter of the Audit Committee is available in the Corporate Governance section of the Investor Relations area of our Web site at www.tetratec.com.

The Audit Committee met five times during the year ended December 31, 2006. The Audit Committee reviewed with management and the independent auditors the interim financial information included in our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006, and September 30, 2006 prior to their being filed with the Commission.

The independent auditors provided the Audit Committee with a written statement describing all the relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

With and without management present, the Audit Committee discussed and reviewed the results of the independent auditors’ examination of our December 31, 2006 financial statements. The discussion included matters related to the conduct of the audit, including the following: the selection of and changes in significant accounting policies; the methods used to account for significant or unusual transactions; the effect of significant accounting policies in controversial or emerging areas; the process used by management in formulating particularly sensitive accounting estimates; the basis for the auditors’ conclusions regarding the reasonableness of those estimates; significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles; the basis for management’s accounting estimates; and the disclosures in the financial statements.

The Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2006, and discussed them with management and the independent auditors. Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Commission.

Submitted by the Audit Committee

of the Board of Directors,

Tom H. Delimitros, Chairman

Hoyt Ammidon, Jr.

Ralph S. Cunningham

Allen T. McInnes

Kenneth E. White, Jr.

This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

FEES PAID TO PRINCIPAL ACCOUNTING FIRM

The following table sets forth the aggregate fees billed to us by our principal accounting firm, Ernst & Young LLP, for the fiscal years ended December 31, 2006, and 2005, respectively:

	2006	2005
Audit fees	$1,853,664	$1,884,020
Audit related fees (1)	34,573	30,105
Tax fees (2)	26,694	62,929
All other fees (3)	5,000	4,500
Total fees	$1,919,931	$1,981,554

(1) Consists primarily of fees for employee benefit plan audit (2006 and 2005).

(2) Consists of fees for international tax compliance review (2006 and 2005) and domestic tax planning related to Maritech subsidiary structure (2005).

(3) Consists of fees for verification of financial information to a regulatory agency.

The Audit Committee approved 100% of these fees. Before approving these fees, the Audit Committee considered whether the provision of services by Ernst & Young LLP that are not related to the audit of our financial statements was compatible with maintaining the independence of Ernst & Young LLP, and the Audit Committee concluded that it was.

AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy provides that our independent registered public accounting firm (the “Audit Firm”) may provide only those services preapproved by the Audit Committee or its designated subcommittee. The Audit Committee annually reviews and preapproves the audit, review, attest, and permitted non-audit services to be provided during the next audit cycle by the Audit Firm. To the extent practical, at the same meeting, the Audit Committee also reviews and approves a budget for each of such services. The term of any such preapproval is for the period of the annual audit cycle, unless the Audit Committee specifically provides for a different period.

Services proposed to be provided by the Audit Firm that have not been preapproved during the annual review and the fees for such proposed services must be preapproved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be preapproved by the Audit Committee or its designated subcommittee.

All requests or applications for the Audit Firm to provide services to us must be submitted to the Audit Committee or its designated subcommittee by the Audit Firm and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules, and regulations relating to auditor independence. It is our policy that if any of our employees or any representative of the Audit Firm becomes aware that any services are being, or have been, provided by the Audit Firm to us without the requisite preapproval, such individual must immediately notify the Controller or the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate members of senior management so that prompt action may be taken to the extent deemed necessary or advisable.

The Audit Committee may form and delegate to a subcommittee composed of one or more of its members, the authority to grant specific preapprovals under its policy with respect to audit, review, attest, and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to preapprove services performed by the Audit Firm.

EXECUTIVE OFFICERS

Our current executive officers and their ages and positions are as follows:

Name	Age	Position
Geoffrey M. Hertel	62	President, Chief Executive Officer and Director
Stuart M. Brightman	50	Executive Vice President and Chief Operating Officer
Paul D. Coombs	51	Executive Vice President of Strategic Initiatives and Director
Joseph M. Abell III	52	Senior Vice President and Chief Financial Officer
Gary C. Hanna	49	Senior Vice President
Dennis R. Mathews	48	Senior Vice President
Raymond D. Symens	56	Senior Vice President
G. Matt McCarroll	47	President – Maritech Resources, Inc.
Bass C. Wallace, Jr.	48	General Counsel and Corporate Secretary
Ben C. Chambers	51	Vice President – Accounting and Controller
Bruce A. Cobb	57	Vice President – Finance and Treasurer
Linden H. Price	60	Vice President – Administration

(Information regarding the business experience of Messrs. Hertel and Coombs is set forth above under “Nominees for Director.”)

Joseph M. Abell III has served as our Senior Vice President and Chief Financial Officer since May 2001. From January 1998 to May 2001 he served as Vice President of Sithe Energies, Inc. and then as Senior Vice President of one of its parent companies, Marubeni Power International, Inc., where he was involved in the acquisition, development, and financing of power generation projects in Latin America. From December 1994 through December 1997 Mr. Abell was employed as a Project Director by British Gas International, Inc. and, prior to that time, he held various acquisition, strategic planning, and project development positions in the power generation and gas pipeline businesses with American National Power, Transco Energy Company, and Tenneco Inc. Mr. Abell received his B.S. degree in Mechanical Engineering from Cornell University and his M.B.A. degree from the University of Chicago.

Stuart M. Brightman has served as our Executive Vice President and Chief Operating Officer since April 2005. Mr. Brightman served as President of the Dresser Flow Control division of Dresser, Inc. from April 2002 until April 2004. Dresser Flow Control, which manufactures and sells valves, actuators, and other equipment and provides related technology and services for the oil and gas industry, had revenues in excess of $400 million in 2004. From November 1998 to April 2002, Mr. Brightman was President of the Americas Operation of the Dresser Valve Division of Dresser, Inc. He served in other capacities during the earlier portion of his career with Dresser, from 1993 to 1998. From 1982 to 1993, Mr. Brightman served in several financial and operational positions with Cameron Iron Works and its successor, Cooper Oil Tools. Mr. Brightman received his B.S. degree from the University of Pennsylvania, and his M.B.A. degree from the Wharton School of Business.

Gary C. Hanna has served as a Senior Vice President of the Company since November 2001. He served as President of our Maritech Resources, Inc. subsidiary from June 2000 to March 2003. From 1995 to 2000, Mr. Hanna served as a Director of Gloria Corporation, a private oil and gas exploration company with operations in the mid continental U.S. From 1994 to 1998 he served as Executive Vice President and Chief Operating Officer of DLB Oil and Gas, Inc., an oil and gas exploration company with operations in the mid-continental U.S. From 1996 to 1998, Mr. Hanna served as President and a director of Gulfport Energy Corporation, an oil and gas exploration company with operations in the U.S. Gulf Coast region. From 1998 to the present, he has served as President, Chief Executive Officer, and a director of Spectral Logging Technologies, Inc., a private company with downhole logging technology. Mr. Hanna received his B.A. degree in Economics from the University of Oklahoma.

Dennis R. Mathews has served as a Senior Vice President of the Company since January 2001. He has served as Vice President of TETRA International since 1994, as General Manager of our INTEQ/TETRA joint venture from 1991 to 1994, and in numerous other positions with us since 1982. Mr. Mathews received his B.S. degree in Business Management from Southwestern Oklahoma State University.

Raymond D. Symens has served as a Senior Vice President of the Company since 1994. He served as Vice President – Manufacturing from 1988 to 1994. From 1976 to 1988, Mr. Symens held various executive positions with Earth Sciences Incorporated and its wholly owned Canadian subsidiary, ESI Resources, Ltd., ultimately serving as Vice President and General Manager for the company’s chemical recovery operations located in western Canada. Mr. Symens received his B.S. degree in Metallurgical Engineering from the South Dakota School of Mines and Technology.

G. Matt McCarroll has served as President of our subsidiary, Maritech Resources, Inc., since March 2003. He served as Vice President of Maritech from October 2001 to 2003. From 1999 to 2000, Mr. McCarroll was Vice President of Business Development of Grant Geophysical Inc. From 1997 to 1999, he served as President of Augusta Petroleum Partners, LLC, and from 1988 to 1997 was employed by Plains Resources Inc., last serving as Vice President. Mr. McCarroll received his B.A. degree in Business Administration from Louisiana State University in Baton Rouge, Louisiana.

Bass C. Wallace, Jr. has served as our General Counsel since 1994 and as our Corporate Secretary since 1996. From 1984 to 1994, he was engaged in the private practice of law. Mr. Wallace received his B.A. degree in Economics from the University of Virginia and his J.D. degree from the University of Texas School of Law.

Ben C. Chambers has served as our Vice President – Accounting and Controller since May 2001. He served as Chief Accounting Officer from May 2000 to May 2001. He was first employed by us in 1993, and served as Controller of our Oil & Gas Services Division from January 1995 to May 2000. From 1979 to 1992, Mr. Chambers held various management positions with Baker Hughes, Inc., most recently as Controller for its Tubular Services Division. Mr. Chambers received his B.S. degree in Accounting from the University of Oklahoma, and he is a certified public accountant.

Bruce A. Cobb has served as our Vice President – Finance and Treasurer since May 2001. He served as our Controller and Treasurer from May 2000 to May 2001 and as our Chief Accounting Officer from June 1999 to May 2000. Mr. Cobb served as our Controller from 1991 to May 1999. From 1987 to 1991, he was the Chief Financial Officer of Speeflo Manufacturing Company. From 1979 to 1987, Mr. Cobb served as Division Controller for Hughes Production Tools, a division of Hughes Tool Company. From 1973 to 1979, he practiced accounting with Ernst & Young. Mr. Cobb received his B.B.A. degree in Accounting from the University of Texas, and he is a certified public accountant.

Linden H. Price has served as our Vice President – Administration since May 2001. He has served as Director of our Human Resources department since September 1993. From 1989 to 1993, Mr. Price was Director of Human Resources for TRW Environmental Services, a business unit of TRW Inc. From 1982 to 1989, he was Director of Human Resources and Administration for Grant-Norpac, a geophysical services company. Mr. Price received his B.A. degree in Social Sciences from the College of Santa Fe and his master’s degree in Human Development from the University of Maryland.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Management and Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of our executive officers and advising the Board on the Company’s compensation philosophy, programs, and objectives. The Compensation Committee oversees our compensation programs, which include components that are designed specifically for (i) our most senior executive officers, which includes the Chief Executive Officer and the other executive officers named in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”); (ii) employees who are designated as senior officers of the Company (“Senior Officers”); and (iii) a broad-base of Company employees. Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to the CEO, and with the review and oversight of annual compensation decisions relating to other NEOs, and Senior Officers (collectively, “Senior Management”).

Consistent with the listing requirements of the NYSE, the Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year, we review any and all relationships that each Director may have with us, and the Board of Directors subsequently reviews our findings. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with the Company.

The responsibilities of the Compensation Committee include the following:

• establishing a compensation philosophy designed to support the Company’s overall business strategy and objectives, and establishing a compensation strategy designed to attract and retain executive talent, motivate executive officers to improve their performance and the financial performance of the Company, and otherwise implement the compensation philosophy;

• reviewing and annually establishing annual and long-term performance goals and objectives for the Company’s Senior Management intended to support the Company’s compensation philosophy and the Compensation Committee’s compensation strategies;

• evaluating annually the performance of the Company’s CEO and other NEOs in light of approved performance goals and objectives;

• reviewing and approving annually the compensation of the CEO and other NEOs based on their performance evaluations, including annual salary, performance-based bonus awards, bonus opportunities including long-term incentive opportunities, and any other matter relating to the compensation of the CEO and other NEOs which the Compensation Committee considers appropriate;

• reviewing at least annually all equity-based compensation plans and arrangements, including the number of shares remaining available for issuance under those plans, and making recommendations to the Board of Directors regarding the need to amend existing plans or to adopt new plans for the purposes of implementing the Compensation Committee’s goals regarding long-term and equity-based compensation;

• reviewing at least annually all components of compensation paid to or available to the CEO and other NEOs which may include salary, bonuses (both performance-based and otherwise), long-term incentive compensation, perquisites, and other personal benefits to determine the appropriateness of each component in light of the Company’s compensation philosophy;

• reviewing and approving all employment, severance, change of control or other compensation agreements or arrangements to be entered into or otherwise established between the Company and its CEO and other NEOs;

• producing an annual Compensation Committee report for inclusion in the Company’s proxy statement or Annual Report on Form 10-K in accordance with the rules and regulations of the SEC; and

• reviewing with the CEO matters relating to management succession, including compensation related issues.

Comparative Compensation Data

The Compensation Committee has historically utilized industry specific surveys to assist the committee in determining competitive compensation for the Company’s Senior Management, including the CEO. These industry based compensation surveys include data on salaries, bonuses, and long-term equity incentives. The median value from the summaries was used in determining a comparable compensation level for our Senior Management. Even though we believe our management is better than “median,” this was deemed appropriate, as our size is at the lower end of one of the surveys. Generally, the Compensation Committee utilizes an average of these industry surveys to determine competitive compensation for each member of the Senior Management.

This data is then included in a year-end compensation review book, compiled by the CEO, and distributed to the Compensation Committee prior to the December Board meeting, and to the entire Board of Directors at the December Board meeting. This book includes a summary of proposed compensation changes for the Senior Management (other than the CEO); all of the Board requested compensation surveys, and an average of that data; an analysis of the performance-based cash bonus awards proposed for the then current year; a compilation of the performance-based cash bonus calculation formulas (as determined in the first quarter of the calendar year) on a divisional basis for the then current year; a proposed range of incentive compensation for the subsequent year, or an analysis of the amounts that may be proposed at or about the time of the annual meeting in the subsequent year; a review of the total headcount and compensation costs of the entire Company; a review of the stock ownership position of all Senior Management and Directors; an analysis of the succession plan for the CEO and for all Senior Management; and, a section on each member of the Senior Management, which includes a history of compensation, a review of the individual’s strengths and weaknesses, an analysis of the attainment of goals and objectives for the then current year, a listing of goals and objectives for the upcoming year, and a summation of all equity grants awarded to that individual.

The Compensation Committee, prior to each year’s December Board of Directors meeting, meets with the CEO to discuss their findings regarding the data supplied in the annual compensation review book. The overall format of compensation is discussed as well as specifics regarding each member of Senior Management. Annual aggregate performance-based cash incentives (bonuses) are determined at this December meeting, subject to possible revision by the Compensation Committee, prior to payment, based upon the determination of the Company’s full year financial results. The Compensation Committee also authorizes specific performance-based cash bonuses to Senior Management and any salary adjustments for these individuals.

Historically, neither the Compensation Committee nor the CEO has engaged a compensation consultant. However, to further assist us in a review of our total compensation program, in January of 2007, the CEO hired the compensation consulting firm of Gressle & McGinley LLC to review the adequacy of the Company’s compensation programs, and to suggest any appropriate changes. The consultant’s initial report is still being reviewed, and may be utilized in the future.

Overview of Compensation Philosophy and Program

In order to recruit and retain the most qualified and competent individuals as Senior Management, we strive to maintain a compensation program that is competitive in the global labor market. The purpose of our compensation program is to attract and retain quality employees and to reward performance. The following compensation objectives are considered in setting the compensation programs for our Senior Management:

• design competitive total compensation and reward programs to enhance our ability to attract and also to retain knowledgeable and experienced Senior Management;

• set compensation and incentive levels that reflect competitive market practices;

• provide a significant percentage of total compensation that is “at risk,” or “variable,” based on predetermined performance criteria;

• make sure that our salaries are competitive and that our performance-based cash bonuses and equity incentives are geared both toward current performance and the longer-term performance of the Company; and

• make sure that a significant portion of the total compensation package is determined by increases in stockholder value, thus assuring an alignment of Senior Management and stockholder interests.

Compensation Elements

We believe strongly that Senior Management should be compensated with a total package that includes, at least, the following three elements: salary, performance-based cash bonus, and equity incentives. A material amount of this potential compensation should be tied to the performance of the Senior Manager’s business unit or to the performance of the entire Company. A significant portion of the Senior Manager’s total prospective compensation should be tied to measurable financial objectives. These objectives, whether on a divisional or Company-wide basis, can include absolute performance and performance relative to a peer group. During periods when performance meets or exceeds established objectives, Senior Management should be paid at or more than expected levels, respectively. When our performance does not meet key objectives, incentive award payments, if any, should be less than such levels. The Compensation Committee seeks to structure a balance between achieving strong short-term annual results and ensuring long-term viability and success. To reinforce the importance of balancing these perspectives, Senior Managers are regularly provided with both short and long-term incentives. Currently, the preponderance of short-term incentives are in the form of discretionary cash bonuses, and the long-term incentives are in the form of equity awards. To align the interests of Senior Management with those of our stockholders, much of the value of the long-term equity incentives is tied to share price appreciation. While the mix of salary, cash bonus, and equity incentives given to Senior Management can vary from year-to-year (depending on the Company’s results), the Compensation Committee believes that a significant component of potential compensation in any one year should be long-term equity incentives (the value of which is largely contingent on future stock performance).

The three primary constituents of Senior Management compensation are:

Salary. The Compensation Committee reviews survey data to ensure that the salary program is competitive. We believe that a competitive salary program is an important factor in our ability to initially attract and retain Senior Management. The Compensation Committee reviews the salaries of all members of Senior Management at least annually. Salaries may be adjusted for performance, experience, or due to competitive conditions.

Discretionary Performance-Based Cash Incentive (Bonus). Over a year, each member of Senior Management has goals and objectives set for them that can include performance for the upcoming year or for an extended period thereafter. The preponderance of the cash incentive (bonus) will be determined by performance against a set of financial criteria relating to a project, a business unit, or the Company as a whole. Many times, performance goals are based upon budgeted financial criteria.

Although specific guidelines relating to the cash incentive payout for each member of Senior Management are set at the beginning of the year, the amount of the bonus ultimately payable is at the discretion of the Compensation Committee. For significant achievement, or if a carryover of accrued cash incentive from a previous year is included, the specific guidelines may be exceeded. While structurally allowed under our plan, no current NEO, with the exception of Mr. Hanna, has received a cash incentive that has exceeded his annual salary, during the last ten years.

Mr. Hanna’s cash incentive (bonus) is based on the revenues generated by our subsidiary, Maritech Resources, Inc. (“Maritech”). This compensation was set out in a letter agreement, dated March 20, 2002 (see “Employment Agreements,” below). Mr. Hanna’s cash incentive exceeded his salary in the year ended December 31, 2006.

The following table sets forth the target award opportunities established as a percentage of base salary for the CEO and other NEOs under the 2006 annual cash incentive plan:

	Minimum	Target	Maximum
	(Percentage of Base Salary)
Geoffrey M. Hertel	0	50%	discretionary
Joseph M. Abell	0	32%	discretionary
Stuart M. Brightman	0	50%	discretionary
Gary C. Hanna (1)	–	–	–
Raymond D. Symens	0	32%	discretionary

(1) Mr. Hanna’s bonus is based on Maritech revenue, and is capped at $65,000 per quarter pursuant to his compensation arrangement further discussed below.

Target cash incentive compensation may be earned by Messrs. Hertel, Abell, and Brightman based on the Company achieving budgeted per share profits. If the Company reaches budgeted per share amounts, the target percentage may be paid. The Compensation Committee may increase or decrease the amount payable to any NEO if the Company exceeds, or fails to attain, budgeted per share profitability. Budgeted profitability may be adjusted for acquisitions occurring during the year. The Compensation Committee has the authority to deviate from the set percentages to recognize and reward exceptional individual performance. The maximum amount that may be paid is discretionary. However, to date, Messrs. Hertel, Abell, and Brightman have not received an annual cash incentive (bonus) that has exceeded their respective annual salaries.

Mr. Symens’ target cash incentive compensation (bonus) is based on our Fluids Division achieving budgeted pre-tax profits. If the Fluids Division reaches budgeted pre-tax profits, Mr. Symens may be paid 32% of his annual salary as a cash incentive. Such cash incentive may be increased or decreased if the Division exceeds, or fails to attain, budgeted pre-tax annual profits.

Mr. Hanna’s cash incentive compensation (bonus) is based on Maritech’s revenues, less adjustments. The amount of cash incentive that may be payable under Mr. Hanna’s employment agreement (discussed below) is currently capped at $260,000 per year ($65,000 per quarter).

Equity Incentives. Equity incentives, predominately long-term, comprise a large portion of our Senior Manager’s total direct compensation package. These equity incentives are consistent with our at-risk pay philosophy. The Compensation Committee’s objective is to provide Senior Management with equity incentive award opportunities that (i) are consistent with the survey data, (ii) are based on each Senior Manager’s individual performance, and (iii) reflect the historic performance of the Company. Historically, most equity incentives have been awarded on the same date to all Senior Managers, and we have timed our equity-based grants such that they are not made in proximity to our release of material non-public information. In an effort to formalize this practice, the Compensation Committee adopted the Procedures for Grants of Awards under the 2006 Equity Incentive Compensation Plan (the “Grant Procedures”) for annual and other awards to be made under the Plan. With respect to annual awards to employees, under the Grant Procedures, the Compensation Committee determines the number of shares available for awards after consultation with our CEO. Our CEO then makes a recommendation to the Compensation Committee as to the number and type of awards for members of Senior Management. The Compensation Committee then considers such recommendations and, after considering such factors and information as it considers appropriate, the committee makes such adjustments as it considers appropriate and approves the individual awards at a meeting of the Compensation Committee held in conjunction with our annual meeting of stockholders. To avoid timing of equity-based awards ahead of the release of our quarterly earnings and other material non-public information, the annual awards to our Senior Management under the Grant Procedures have a grant date of May 20th. Similarly, under the Grant Procedures, annual awards to our non-employee directors are determined in December but have a grant date of the first business day in the following January. With respect to newly hired employees, the Grant Procedures provide that the awards will be made on a monthly basis. The Grant Procedures provide that the Compensation Committee may refrain from or delay any regularly scheduled awards if it or Senior Management is aware of any material non-public information.

The Compensation Committee seeks to strike a balance between achieving strong short-term annual results and ensuring strong long-term success. The equity incentive portion of the compensation package primarily addresses the longer-term success of the Company. Two forms of equity compensation are currently utilized, although additional forms of equity compensation are authorized under our equity plan. The two currently utilized forms of equity are: stock options, and restricted stock. Both of these forms of equity incentives are geared toward longer-term performance, as both generally, although not always, require a period of vesting, and are materially affected by share price appreciation. As our stockholder value increases, so to does the value of the equity incentive compensation increase to our Senior Management. We believe that tying a portion of our Senior Management’s compensation directly to our stockholder’s returns is an important aspect of our total compensation plan. To date, the vast preponderance of our equity incentives have been in the form of stock options. The Compensation Committee believes that over the long-term, the percentage of stock options awarded to Senior Management should decline versus other forms of equity incentive available under our equity plan. Our existing equity plan, as well as our proposed equity plan, allows for a variety of equity based compensation awards.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the CEO and other NEOs, unless the compensation is performance-based compensation (as described in Section 162(m) and the restated regulations), as well as pursuant to a plan approved by the Company’s stockholders. We have qualified certain compensation paid to Senior Management for deductibility under Section 162(m). We may from time to time pay compensation to our Senior Management that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

Although the Compensation Committee has generally attempted to structure executive compensation so as to preserve deductibility, it also believes that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Although equity awards may be deductible by the Company for tax purposes, the accounting rules pursuant to APB 25 and FAS 123(R) require that a portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare benefits to all eligible employees. Members of Senior Management are generally eligible for the same benefit programs on the same basis as the rest of our broad-based employees. Our health and welfare programs are intended to protect employees against catastrophic loss and to encourage a healthy lifestyle. These health and welfare programs include medical, wellness, pharmacy, dental, life insurance, and accidental death and disability.

401(k) Plan. We offer a 401(k) program that is intended to supplement a participant’s personal savings and social security. Under our 401(k) Retirement Plan (the “401(k) Plan”), eligible employees may contribute on a pretax basis up to 70% of their compensation, subject to an annual maximum established under the Code. We make a matching contribution under the 401(k) Plan equal to 50% of the first 6% of a participant’s annual compensation that is contributed to the 401(k) Plan. Members of Senior Management participate in the 401(k) Plan on the same basis as other employees. As of December 31, 2006, approximately 95% of all eligible employees were participating in the 401(k) Plan. All employees (other than nonresident aliens) who have reached the age of eighteen and have completed six months of service with the Company, are eligible to participate in the 401(k) Plan. Other than the 401(k) Plan, the Company has no supplemental retirement programs.

Nonqualified Deferred Compensation Plan. The Company provides its Senior Management, directors and certain other key employees with the opportunity to participate in the Executive Nonqualified Excess Plan, an unfunded, deferred compensation program. There were twenty one participants in the program at December 31, 2006. Under the program, participants may defer a specified portion of their annual total cash compensation, including salary and performance-based cash incentive, subject to certain established minimums. The amounts deferred may increase or decrease depending on the participant’s deemed investment elections from among hypothetical investment elections made available by the Company. All hypothetical investments are unfunded obligations of the Company. Deferral contributions and earnings credited to such contributions are 100% vested and may be distributed in cash at a time selected by the participant and irrevocably designated on the participant’s deferral form. In-service distributions may not be withdrawn until two years following the Participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his or her deferral account if the participant becomes disabled, or upon the participant’s death.

Perquisites

The Company has a general policy under which it allows minimal perquisites (“perks”) and they are generally de minimis. Perks are not a material component of compensation. On rare occasions, the Chief Executive Officer or the Chief Operating Officer allow exceptions to this rule for NEOs, excluding the CEO. Any individual perks exceeding $2,500 for the CEO, must be authorized by the Compensation Committee in advance. In general, NEOs do not receive allowances for the private use of: country clubs, automobile expenses, airline and travel costs other than those costs allowed for all employees, tickets to sporting and entertainment events, hunting and fishing camp costs, home security, and meals. During 2006, the CEO did not receive an allowance for any of the above.

Severance Plan

The Company does not have a defined severance plan for any NEO. Any compensation for NEOs in the form of severance would be a decision authorized by the Compensation Committee and approved by the full Board of Directors.

Employment Agreements

We have previously entered into employment agreements with each of the Named Executive Officers that are substantially identical to the form of agreement executed by all of our employees. Each agreement evidences the at-will nature of employment and does not set forth or guarantee the term of employment, salary, or other incentives, all of which are entirely at the discretion of the Board. Although he is an employee-at-will similar to all our other executive officers, Mr. Hanna is party to a letter agreement, dated March 20, 2002, with us, under which he is entitled to a quarterly cash incentive payment, while employed, not to exceed $65,000, based on a percentage of the net oil and gas production revenues of our Maritech subsidiary, from sales of its oil and gas during such quarter, net of applicable royalties, production taxes, and a base amount. In addition, this agreement contains certain continuation of salary and bonus provisions that are applicable in the event we sell a controlling interest in Maritech. Mr. Hanna would not be entitled to any payments under this agreement in the event of a change in control of TETRA Technologies, Inc., or in certain other circumstances.

Change in Control Agreements

Excluding the provisions of Mr. Hanna’s letter agreement pertaining to a change in control of Maritech, we do not have any change in control agreements with any NEO. Our 2006 Equity Incentive Compensation Plan does, however, address change in control with respect to awards under the Plan, including stock options and restricted stock agreements. In relation to options and restricted stock, the Compensation Committee, at its sole discretion may, in the event of a change in control, accelerate vesting and/or the time at which outstanding options may be exercised under the various option agreements. Upon a change in control, the Compensation Committee may also eliminate restrictions relating to restricted stock. Compensation deferred under our Executive Nonqualified Excess Plan will become payable to plan participants if the plan is terminated within twelve months of a change in control.

Indemnification Agreements

Each Director or Officer of the Company and any person serving at its request as a Director or Officer of another corporation, partnership, joint venture, trust, or other enterprise is indemnified to the fullest extent permitted by law in connection with any threatened, pending, or completed action, suit, or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of or in connection with his services to the Company or to another corporation, partnership, joint venture, trust, or other enterprise at the Company’s request. The Company does purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the aforementioned corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as an Officer or Director.

Potential Payments Upon Termination

There are no agreements with any NEO, including the CEO, that would require the Company to make any termination payment. However, the Board of Directors, through the Compensation Committee, has the right to make termination payments to any employee, at its sole discretion.

Compensation of the Chief Executive Officer

Mr. Hertel’s compensation was determined in the manner described elsewhere in this proxy. In 2006, Mr. Hertel received $450,000 in salary as our President and Chief Executive Officer, as well as a cash bonus of $405,000 based on our performance in 2006. Mr. Hertel’s current salary is $500,000. Mr. Hertel’s compensation and in particular, his performance-based cash incentive (bonus), reflects our financial performance and results based upon our progress in attaining certain performance priorities. Mr. Hertel was awarded 19,980 (split adjusted) shares of restricted stock in 2006. These shares will vest over a three-year period. Our 2006 results set new Company records for financial performance. In 2006, we set records for revenues, gross profits, earnings per share, and stock price. Mr. Hertel’s compensation for 2006 is a reflection of his performance, and our Company’s performance, in 2006. In addition, the Compensation Committee also considered, in determining the terms of Mr. Hertel’s compensation and benefits, his substantial experience and qualifications, which include his twenty-three years with us as a Director, and thirteen years with us as an executive officer. The Compensation Committee reviewed the levels of base pay, incentive, and other compensation, including equity awards, that would be necessary in order to induce him to serve as President and Chief Executive Officer, considering the compensation provided to the presidents and chief executive officers of other publicly traded companies of similar size and business type.

MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The Management and Compensation Committee met two times during the year ended December 31, 2006. The Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon the review and discussions described above, the Management and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to stockholders.

Submitted by the Management and Compensation

Committee of the Board of Directors,

Kenneth E. White, Jr., Chairman

Hoyt Ammidon, Jr.

Tom H. Delimitros

Kenneth P. Mitchell

This report of the Management and Compensation Committee shall not be deemed “soliciting material” or be “filed” with the Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

Compensation of Executive Officers

The following table sets forth the compensation earned by (i) our Chief Executive Officer (“Principal Executive Officer”), (ii) our Chief Financial Officer (“Principal Financial Officer”), and (iii) each of our three most highly compensated executive officers (each a “Named Executive Officer”) for the fiscal year ended December 31, 2006.

Summary Compensation Table

Name and Principal		Salary(1)		Bonus(1)		Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Position	Year	($)		($)		($)	($)	($)	($)
Geoffrey M. Hertel	2006	$450,000		$405,000		$114,165	–	$11,178	$980,343
President & CEO

Joseph M. Abell	2006	$242,385		$120,000	(4)	–	$55,950	$9,293	$427,628
Sr. VP & CFO

Stuart M. Brightman	2006	$328,846	(5)	$245,000		–	$230,920	$10,101	$814,867
Exec. VP & COO

Gary C. Hanna	2006	$189,996		$260,000	(6)	–	$72,669	$6,929	$529,594
Sr. VP

Raymond D. Symens	2006	$280,962		$175,000		$40,044	$15,065	$9,741	$520,812
Sr. VP

(1) Includes amounts earned but deferred pursuant to the Executive Nonqualified Excess Plan.

(2) The amounts included in the “Stock Awards” and “Option Awards” columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R). A discussion of the assumptions used in valuation of stock and option awards may be found in “Note L – Equity-Based Compensation” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 1, 2007.

(3) The amounts reflected represent employer matching contributions under our 401(k) Retirement Plan and the Company paid portion of life, health, and disability insurance benefits.

(4) Mr. Abell elected to defer $30,160 of his 2006 bonus under the Executive Nonqualified Excess Plan.

(5) Mr. Brightman elected to defer $29,596 of his 2006 salary under the Executive Nonqualified Excess Plan.

(6) The amounts reflected represent incentive compensation payable to Mr. Hanna pursuant to his compensation arrangement disclosed in “Employment Agreements,” above.

Grants of Plan Based Awards

The following table discloses the actual number of stock options and restricted stock awards granted during the fiscal year ended December 31, 2006 to each Named Executive Officer, including the grant date fair value of these awards.

Grants of Plan Based Awards Table(1)

Name	Grant Date	All Other Stock Awards: Number of Shares of Restricted Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value (2)
Geoffrey M. Hertel	5/8/2006	19,980	–	–	$599,400
Joseph M. Abell	5/8/2006	–	35,040	$29.995	$357,758
Stuart M. Brightman	5/8/2006	–	56,000	$29.995	$571,760
Gary C. Hanna	5/8/2006	–	35,040	$29.995	$357,758
Raymond D. Symens	5/8/2006	11,680	–	–	$350,400

(1) The number of shares and options granted on May 8, 2006 and the exercise price of the option awards have been adjusted to reflect the 2-for-1 split which was effected in May 22, 2006.

(2) The FAS 123(R) value of awards granted on 5/8/2006 was $30.00 per restricted share, and $10.21 per stock option with an exercise price of $29.995.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, by each of our Named Executive Officers during the fiscal year ended December 31, 2006.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Geoffrey M. Hertel	356,000	$4,372,829	–	–
Joseph M. Abell	47,466	$618,713	–	–
Stuart M. Brightman	–	–	–	–
Gary C. Hanna	150,000	$1,400,715	–	–
Raymond D. Symens	330,102	$4,009,637	–	–

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for each Named Executive Officer. The table also discloses the number and value of unvested restricted stock awards as of December 31, 2006, assuming a market value of $25.58 per share (the closing price of the Company’s stock on December 29, 2006).

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)					Number of Shares of		Market Value of Shares of
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date	Stock that Have Not Vested		Stock that Have Not Vested(1) ($)
Geoffrey M. Hertel	225,002	0		$4.4556	9/28/2007
	281,254	0		$4.7511	10/14/2007
	27,804	0		$5.5556	8/15/2008
	4,160	0		$1.6945	1/18/2010
	240,000	0		$9.2067	12/28/2011
						19,980	(2)	$511,088

Joseph M. Abell	56,534	0		$5.5556	8/15/2008
	54,664	0		$4.6689	4/19/2011
	75,000	0		$9.2067	12/28/2011
	21,602	10,504	(3)	$4.3400	2/21/2013
	0	35,040	(3)	$29.9950	5/8/2016

Stuart M. Brightman	180,000	60,000	(4)	$9.0767	4/20/2015
	0	56,000	(3)	$29.9950	5/8/2016

Gary C. Hanna	27,002	0		$1.8056	10/18/2009
	3,002	0		$5.4822	5/4/2011
	8,804	0		$9.2067	12/28/2011
	27,000	1,502	(3)	$4.7889	2/19/2012
	21,744	10,504	(3)	$4.3400	2/21/2013
	0	35,040	(3)	$29.9950	5/8/2016

Raymond D. Symens	45,000	0		$5.5556	3/9/2007
	22,500	0		$4.3400	9/24/2007
	22,500	0		$4.7889	10/14/2007
	34,032	0		$5.5556	8/15/2008
	75,000	0		$9.2067	12/28/2011
	11,242	21,746	(3)	$4.3400	2/21/2013
						11,680	(5)	$298,774

(1) Value is computed based on the closing price of our Common Stock on the NYSE on December 29, 2006, which was $25.58 per share.

(2) 33.33% of the restricted stock award will vest on 5/8/2007, and an additional 16.66% of the award will vest once every six months thereafter, to become fully vested on the third anniversary of the date of grant.

(3) 20% of the stock option award vested on the first anniversary of the date of grant, and an additional 1.6667% of the award vests each month thereafter, to become fully vested on the fifth anniversary of the date of grant.

(4) 50% of the stock option award vested on the date of grant, and an additional 25% of the award will vest on the first and second anniversaries of the date of grant.

(5) 20% of the restricted stock award will vest on the first anniversary of the date of grant, and an additional 10% of the award will vest once every six months thereafter, to become fully vested on the fifth anniversary of the date of grant.

Nonqualified Deferred Compensation

The following table discloses contributions, earnings, and balances for each of the Named Executive Officer under the TETRA Technologies, Inc. Executive Nonqualified Excess Plan, as of December 31, 2006.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End
Geoffrey M. Hertel	–	–	–	–	–
Joseph M. Abell	$30,160	–	$2,503	–	$32,663
Stuart M. Brightman	$29,596	–	$4,973	–	$48,719
Gary C. Hanna	–	–	–	–	–
Raymond D. Symens	–	–	–	–	–

The Executive Nonqualified Excess Plan is an unfunded deferred compensation plan pursuant to which the Named Executive Officers and non-employee Directors may elect to participate. The Named Executive Officers may elect to defer up to 100% of their base salary and performance-based cash incentive compensation. Deferral elections as to annual base salary are due by mid-December, and are effective as of January 1 of the succeeding year. Deferral elections for cash incentive compensation may be made in the December enrollment period, or in a mid-year enrollment period. Deferrals are held for each participant in separate individual accounts in a rabbi trust. Deferred amounts are credited with earnings or losses depending upon the participant’s deemed investment elections from among hypothetical investment elections made available by the Company. All hypothetical investments are unfunded obligations of the Company. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested. A deferral period and payment date must be irrevocably specified at election for each deferral. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account upon termination of employment or service, as applicable, or upon disability or death. Hardship withdrawals are permitted for unforeseeable emergencies. In the event the Executive Nonqualified Excess Plan is terminated within twelve months of a change in control, the deferred amounts will become payable to each participant.

DIRECTOR COMPENSATION

All Directors who are not our employees or employees of any of our subsidiaries or affiliates (the “Outside Directors”), other than Mr. Cunningham, currently receive compensation of $2,187.50 per month plus $1,000 for each Board meeting attended, and they are reimbursed for out of pocket expenses incurred in attending meetings of the Board. In addition, Outside Directors traveling from out of state to Board or Committee meetings receive a $750 travel stipend. Outside Directors, other than Mr. Cunningham, who are members of the Audit Committee, the Management and Compensation Committee or the Nominating and Corporate Governance Committee are also paid $1,000 for each meeting of those committees attended. In addition to the $1,000 for each meeting attended, the chairmen of the Management and Compensation Committee and Nominating and Corporate Governance Committee are paid $500 per calendar quarter. In addition to the $1,000 for each meeting attended, (i) Mr. Delimitros is paid $750 per calendar quarter for serving as the chairman of the Audit Committee, (ii) Mr. Ammidon, the immediate past chairman of the Audit Committee, is paid $375 per calendar quarter, and (iii) Mr. White, in his capacity as a member of the

Audit Committee, is paid $375 per calendar quarter for reviewing the Company’s oil and gas reserve reports for the Audit Committee. Effective December 1, 2006, Mr. Cunningham receives $6,250 per month for serving as our Chairman of the Board of Directors, and he receives no additional compensation for attending meetings of the Committees or the Board. Prior to his retirement from the Board on November 30, 2006, J. Taft Symonds received $6,250 per month for serving as the Chairman of the Board of Directors, and he received no additional compensation for his attendance at board or committee meetings.

Under the Executive Nonqualified Excess Plan, each Director may elect to defer the receipt of up to 100% of the cash compensation paid to such Director by making an irrevocable deferral election. Deferred amounts are credited with earnings or losses depending upon the participant’s deemed investment elections from among hypothetical investment elections made available by the Company. All hypothetical investments are unfunded obligations of the Company. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested. Mr. McInnes, as a former employee of the Company, maintains a participant balance in our 401(k) Plan. This balance accrues interest based on Mr. McInnes’ enrollment elections. The Company does not contribute matching funds to Mr. McInnes’ 401(k) account.

On January 8, 2007, under the terms of the 2006 Equity Incentive Compensation Plan, each of the Outside Directors received an option to purchase 15,000 shares at an exercise price of $22.62 per share. One-twelfth of such shares vested on the date of grant. The remaining shares will vest in equal monthly installments commencing one month after the date of grant, to become fully vested on December 8, 2007.

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of the Company’s Outside Directors during the fiscal year ended December 31, 2006. Mr. Coombs is a Director and executive officer of the Company but he is not included as a Named Executive Officer in the Summary Compensation Table. Mr. Coombs does not receive any additional compensation for services provided as a Director, and is omitted from the following table.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Option Awards(1)(2) ($)	All Other Compensation ($)	Total ($)
Hoyt Ammidon, Jr.	$44,500		$99,360	–	$143,860
Ralph S. Cunningham	$43,313		$99,360	–	$142,673
Tom H. Delimitros	$42,250	(3)	$99,360	–	$141,610
Allen T. McInnes	$39,250	(4)	$99,360	–	$138,610
Kenneth P. Mitchell	$40,000		$99,360	–	$139,360
J. Taft Symonds (5)	$68,750		$99,360	–	$168,110
Kenneth E. White, Jr.	$42,750		$99,360	–	$142,110

(1) On 1/01/2006, each Outside Director was awarded 24,000 stock options at an exercise price of $15.125/share and an FAS 123(R) value of $4.14/share. The stock options were 100% vested as of the date of grant.

(2) The following table shows the aggregate number of options outstanding for each Outside Director as of 12/31/2006:

Name	Aggregate Option Awards Outstanding as of 12/31/2006
Hoyt Ammidon, Jr.	60,000
Ralph S. Cunningham	24,000
Tom H. Delimitros	60,000
Allen T. McInnes	132,000
Kenneth P. Mitchell	96,000
J. Taft Symonds	337,516
Kenneth E. White, Jr.	60,000

(3) Mr. Delimitros elected to defer 100% of his 2006 fees under the Nonqualified Deferred Compensation Plan.

(4) Mr. McInnes elected to defer 100% of his 2006 fees under the Nonqualified Deferred Compensation Plan.

(5) Mr. Symonds retired from the Board of Directors on November 30, 2006.

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information as of March 6, 2007 with respect to the beneficial ownership of our common stock with respect to (i) each person we know who beneficially owns five percent (5%) or more of our common stock, (ii) our Directors and nominees for Director, (iii) our Named Executive Officers and (iv) our Directors and executive officers as a group:

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc.	8,089,271	(1)	11.2%
100 East Pratt Street
Baltimore, Maryland 21297-1218
Mellon Financial Corporation	4,010,983	(2)	5.5%
One Mellon Center
Pittsburgh, Pennsylvania 15258

Hoyt Ammidon, Jr.	64,999	(3)	*
Paul D. Coombs	1,078,474	(4)	1.5%
Ralph S. Cunningham	36,999	(5)	*
Tom H. Delimitros	64,999	(6)	*
Geoffrey M. Hertel	967,213	(7)	1.3%
Allen T. McInnes	180,024	(8)	*
Kenneth P. Mitchell	94,173	(9)	*
Kenneth E. White, Jr.	79,999	(10)	*
Joseph M. Abell	303,818	(11)	*
Stuart M. Brightman	240,000	(12)	*
Gary C. Hanna	133,611	(13)	*
Raymond D. Symens	385,613	(14)	*
Directors and executive officers as a group (18)	4,545,313	(15)	6.3%

* Less than 1%

(1) Pursuant to a Schedule 13G/A dated February 14, 2007, T. Rowe Price Associates, Inc. has sole dispositive power with respect to 8,089,271 shares of our common stock and sole voting power with respect to 2,016,200 of such shares and T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power with respect to 4,000,000 shares of our common stock. These shares are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc., as indicated, as to which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments or sole power to vote such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such shares; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares.

(2) Pursuant to a Schedule 13G dated February 14, 2007, Mellon Financial Corporation has sole dispositive power with respect to 3,879,311 shares of our common stock and sole voting power with respect to 3,823,442 of such shares.

(3) Includes 64,999 shares subject to options exercisable within 60 days of the Record Date.

(4) Includes 756,846 shares subject to options exercisable within 60 days of the Record Date.

(5) Includes 28,999 shares subject to options exercisable within 60 days of the Record Date.

(6) Includes 46,999 shares subject to options exercisable within 60 days of the Record Date.

(7) Includes 778,220 shares subject to options exercisable within 60 days of the Record Date.

(8) Includes 136,999 shares subject to options exercisable within 60 days of the Record Date.

(9) Includes 64,999 shares subject to options exercisable within 60 days of the Record Date.

(10) Includes 64,999 shares subject to options exercisable within 60 days of the Record Date.

(11) Includes 210,800 shares subject to options exercisable within 60 days of the Record Date.

(12) Includes 240,000 shares subject to options exercisable within 60 days of the Record Date.

(13) Includes 92,056 shares subject to options exercisable within 60 days of the Record Date.

(14) Includes 123,276 shares subject to options exercisable within 60 days of the Record Date.

(15) Includes 3,381,124 shares subject to options exercisable within 60 days of the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of common stock (Forms 3, 4 and 5) with the Commission and the NYSE. Executive Officers, Directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all such forms they file.

To our knowledge, and based solely on our review of the copies of such reports, we have received written representations by certain reporting persons that no reports on Form 5 were required, and we believe that during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our Executive Officers, Directors, and 10% stockholders were complied with in a timely manner.

PROPOSALS OF STOCKHOLDERS

We must receive a stockholder proposal intended to be considered for inclusion in our proxy materials relating to our 2008 Annual Meeting of Stockholders at our principal executive offices no later than November 23, 2007. To be considered for inclusion in our proxy statement, such proposal must also comply with the other requirements of Rule 14a-8 of the Exchange Act as well as the procedures set forth in our bylaws, which are separate and distinct from, and in addition to, the Commission requirements.

For proposals not intended to be submitted in next year’s proxy statement, but sought to be presented at our 2007 Annual Meeting of Stockholders, our bylaws provide that stockholder proposals, including Director nominations, must be received at our principal executive offices no later than eighty (80) days prior to the date of the annual meeting; provided, that if the date of the annual meeting was not publicly announced more than ninety (90) days prior to the date of the annual meeting, the notice by the stockholder will be timely if delivered to our principal executive offices no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was communicated to the stockholders. In addition, proxies to be solicited by the Board for the 2007 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 11, 2007. A copy of our bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 25025 Interstate 45 North, Suite 600, The Woodlands, Texas 77380.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY

The following graph compares the cumulative total returns of our common stock, the Standard & Poor’s 500 Composite Stock Price Index and the Philadelphia Oil Service Sector Index, assuming $100 invested in each stock or index and all dividends reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among TETRA Technologies, Inc., The S&P 500 Index

and The PHLX Oil Service Sector Index

*$100 invested on 12/31/01 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Commission rules regarding the delivery of proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.

We have delivered only one proxy statement and annual report to eligible stockholders who share an address, unless we received contrary instructions from any such stockholder prior to the mailing date. If a stockholder prefers to receive separate copies of our proxy statement or annual report, either now or in the future, we will promptly deliver, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to that stockholder at the shared address to which a single copy was delivered. Such requests should be communicated to our transfer agent, Computershare Trust Company, Inc. either by sending a request in writing to 350 Indiana Street, Suite 800, Golden, Colorado 80401 or by calling (303) 262-0600.

If you are currently a stockholder sharing an address with another stockholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact Computershare at the address or telephone number indicated above.

ADDITIONAL FINANCIAL INFORMATION

Stockholders may obtain additional financial information about us for the year ended December 31, 2006 from our annual report on Form 10-K filed with the Commission. A copy of the Annual Report on Form 10-K may be obtained without charge either by sending a request in writing to TETRA Technologies, Inc., Attn.: Stockholder Relations, 25025 Interstate 45 North, Suite 600, The Woodlands, Texas 77380 or by calling (281) 367-1983.

OTHER MATTERS

The Board of Directors has no knowledge at this time of any matters to be brought before the Annual Meeting other than those referred to in this document. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

A certified copy of the list of stockholders as of the record date of March 6, 2007 will be available for stockholder inspection at our office ten days prior to the meeting date of May 4, 2007.

By Order of the Board of Directors,

Bass C. Wallace, Jr.

Corporate Secretary

March 27, 2007

The Woodlands, Texas

APPENDIX A

TETRA Technologies, Inc.

2007 Equity Incentive Compensation Plan

- i -

TETRA Technologies, Inc.

2007 Equity Incentive Compensation Plan

Table of Contents

ARTICLE I	INTRODUCTION	1
1.1	Purpose	1
1.2	Definitions	1
1.3	Shares Subject to the Plan	5
1.4	Administration of the Plan	6
1.5	Granting of Awards to Participants	6
1.6	Leave of Absence	6
1.7	Term of Plan	6
1.8	Amendment and Discontinuance of the Plan	6

ARTILCE II	NONQUALIFIED OPTIONS	7
2.1	Eligibility	7
2.2	Exercise Price	7
2.3	Terms and Conditions of Nonqualified Options	7
2.4	Option Repricing	8
2.5	Vesting	9

ARTICLE III	INCENTIVE OPTIONS	9
3.1	Eligibility	9
3.2	Exercise Price	9
3.3	Dollar Limitation	9
3.4	10% Stockholder	9
3.5	Incentive Options Not Transferable	9
3.6	Compliance with Code Section 422	9
3.7	Limitations on Exercise	10

ARTICLE IV	BONUS STOCK	10

ARTICLE V	STOCK APPRECIATION RIGHTS	10
5.1	Eligibility	10
5.2	Repricing	10

ARTICLE VI	RESTRICTED STOCK	10
6.1	Eligibility	10
6.2	Restrictions, Restricted Period and Vesting	11
6.3	Forfeiture of Restricted Stock	11
6.4	Delivery of Shares of Common Stock	11

ARTICLE VII	PERFORMANCE AWARDS	12
7.1	Performance Awards	12
7.2	Performance Goals	12

ARTICLE VIII	CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS	13
8.1	General	13
8.2	Stand-Alone, Additional and Substitute Awards	14
8.3	Term of Awards	14
8.4	Form and Timing of Payment Under Awards; Deferrals	14

- ii -

8.5	Vested and Unvested Awards	15
8.6	Exemptions from Section 16(b) Liability	15
8.7	Transferability	15
8.8	Rights as a Stockholder	16
8.9	Listing and Registration of Shares of Common Stock	16
8.10	Termination of Employment, Death, Disability and Retirement	16
8.11	Change in Control	17

ARTICLE IX	WITHHOLDING FOR TAXES	18

ARTICLE X	MISCELLANEOUS	18
10.1	No Rights to Awards or Uniformity Among Awards	18
10.2	Conflicts with Plan	18
10.3	No Right to Employment	19
10.4	Governing Law	19
10.5	Gender, Tense and Headings	19
10.6	Severability	19
10.7	Stockholder Agreements	19
10.8	Funding	19
10.9	No Guarantee of tax Consequences	19

- iii -

TETRA TECHNOLOGIES, INC.

2007 EQUITY INCENTIVE COMPENSATION PLAN

ARTICLE I

INTRODUCTION

1.1 Purpose. The TETRA Technologies, Inc. 2007 Equity Incentive Compensation Plan (the Plan) is intended to promote the interests of TETRA Technologies, Inc., a Delaware corporation, (the Company) and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the Board) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan provides for payment of various forms of incentive compensation and accordingly is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

1.2 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

Affiliate means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

Awards means, collectively, Options, Bonus Stock, Stock Appreciation Rights, Restricted Stock or Performance Awards.

Board means the board of directors described in Section 1.1 of the Plan.

Bonus Stock means Common Stock described in Article IV of the Plan.

Change in Control shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) or any Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities ( a Person), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) individuals who, as of the Effective Date, constitute the Board (the Incumbent Board) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

Solely with respect to any Award that is subject to Section 409A of the Code, this definition is intended to comply with the definition of change in control under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change in Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

Code means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

Committee means the Management and Compensation Committee of the Board which shall consist of not less than two members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 of the General Rules and Regulations under the Exchange Act) appointed by and serving at the pleasure of the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(C)(i) of the Code.

Common Stock means the common stock, $0.01 par value per share of the Company.

Company means the corporation described in Section 1.1 of the Plan or any successor thereto which assumes and continues the Plan.

Consultant means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate, provided such services are not in connection with the offer or sale of securities in a capital raising transaction.

Covered Employee means any of the Chief Executive Officer of the Company and the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code or any individual Consultant, Director or other Employee, or class of Consultants, Directors or Employees, who the Committee specifies in an Award shall be treated as a Covered Employee.

Disability means an inability to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Employee or Non-Employee Director (or his guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding and conclusive with respect to all parties. Notwithstanding the above, eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability. Solely with respect to any Award that is subject to Section 409A of the Code, this definition is intended to comply with the definition of disability under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Disability as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

Effective Date means the date that the Plan is approved by stockholders of the Company.

Employee means any employee of the Company or an Affiliate.

Employment means any period in which a Participant is an Employee of the Company or an Affiliate.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value or FMV Per Share means, as of any given date, the closing price per share on the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, or if no trade of the Common Stock shall have been reported for such date, the closing price quoted on such exchange or market for the immediately preceding date on which such shares were traded. The term “closing price” on any given day shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price on such day, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, but are traded in the over-the-counter market, the closing bid price for the Common Stock on such date as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization on any given day, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

Incentive Option means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

Incumbent Board means the Board described in paragraph (v) of the definition of Change in Control under Section 1.2 of the Plan.

Non-Employee Director means a person who is a member of the Board but who is neither an Employee nor a Consultant of the Company or any Affiliate.

Nonqualified Option means an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

Option means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Nonqualified Stock Option, or both, as applicable.

Option Expiration Date means the date determined by the Committee which shall not be more than ten years after the date of grant of an Option.

Optionee means a Participant who has received or will receive an Option.

Participant means any Non-Employee Director, Employee or Consultant granted an Award under the Plan.

Performance Award means an Award granted pursuant to Article VII of the Plan which, if earned, will afford the Participant the right to receive shares of Common Stock issued at the end of a performance period.

Plan means the plan described in Section 1.1 of the Plan and set forth in this document, as amended from time to time.

Restricted Period means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

Restricted Stock means one or more shares of Common Stock prior to the lapse of restrictions thereon, granted under Article VI of the Plan.

Retirement means termination of Employment of an Employee, or if determined by the Committee termination of service of a Non-Employee Director, under circumstances as shall constitute retirement as determined by the Committee.

Securities Act means the Securities Act of 1933, as amended.

Spread means the amount determined pursuant to Section 5.1(a) of the Plan.

Stock Appreciation Right means an Award granted pursuant to Article V of the Plan.

1.3 Shares Subject to the Plan. The maximum number of shares of Common Stock that may be covered by Awards granted under the Plan shall be 90,000 shares. Solely for the purposes of implementing the limitation of the immediately preceding sentence, an Award of an Option or a Stock Appreciation Right in respect of one share of Common Stock shall be deemed to be an Award of one share of Common Stock and an Award of a share of Bonus Stock or Restricted Stock shall be deemed to be an Award of two shares of Common Stock. With respect to any Performance Award, the value of the maximum benefit that may be paid under the Performance Award shall be divided by the FMV Per Share of Common Stock as of the date of grant of the Performance Award and each share resulting from such computation shall be deemed to be an Award of two shares of Common Stock for purposes of implementing the limitation on shares set forth in the first sentence of this Section 1.3. In addition, during any calendar year, the number of shares of Common Stock reserved for issuance under the Plan which are subject to Awards that may be granted to any one Participant shall not exceed 60,000 shares.

Notwithstanding the above, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to ensure that after such event the shares of Common Stock subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (i) the number of shares of Common Stock with respect to which Awards may be granted under the Plan, (ii) the maximum number of shares of Common Stock that may be covered by Awards to any single individual during any calendar year, (iii) the number of shares of Common Stock subject to outstanding Awards, and (iv) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total cost applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share; provided, however, the Committee shall not take any action otherwise authorized under this Section 1.3 to the extent that (i) such action would cause (A) the application of Section 162(m) or 409A of the Code to the Award or (B) create adverse tax consequences under Section 162(m) or 409A of the Code should either or both of those Code sections apply to the Award or (ii) materially reduce the benefit to the Participant without the consent of the Participant. The Committee’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason other than the withholding of shares for payment of taxes or exercise price, or in the event any Award (or portion thereof) granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares that cease to be subject to an Award because of the exercise of the Award, or the vesting of a Restricted Stock Award or similar Award, shall no longer be subject to any further grant under the Plan. With respect to Stock Appreciation Rights, when a Stock Appreciation Right is exercised, the shares subject to the grant agreement shall be counted against the shares available for issuance under the Plan as one (1) share for every share subject thereto, regardless of the number of shares used to settle the Stock Appreciation Right upon exercise. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable. No fractional shares shall be issued under the Plan; payment for any fractional shares shall be made in cash.

1.4 Administration of the Plan.

(a) Committee, Meetings, Rule Making and Interpretations. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall (i) interpret the Plan and all Awards under the Plan, (ii) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, (iii) make all other determinations necessary or advisable for the administration of the Plan and (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be final, binding and conclusive on all affected persons, including the Company; any Affiliate; any grantee, holder or beneficiary of an Award; any stockholder and any Employee, Consultant or Non-Employee Director. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the full extent permitted by law.

1.5 Granting of Awards to Participants. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors as may be selected by it subject to the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider the contribution the recipient has made and/or may make to the growth of the Company or its Affiliates and any other factors that it may deem relevant. No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Committee must be ratified by the Board. In no event shall any Employee, Consultant or Non-Employee Director, nor his or its legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan except to such extent, if any, as permitted under the Plan and as the Committee may determine.

1.6 Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an ”Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days (or such longer period as may be determined by the Committee in its sole discretion), or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days (or such longer period as may be determined by the Committee in its sole discretion), the employment relationship shall be deemed to have terminated on the 91st day (or the first day immediately following any period of leave in excess of 90 days as approved by the Committee) of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

1.7 Term of Plan. If not sooner terminated under the provisions of Section 1.8, the Plan shall terminate upon, and no further Awards shall be made, after the second (2nd) anniversary of the Effective Date.

1.8 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, subject to Section 8.11, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; and provided further, however, that no amendment shall be effective prior to its approval by the stockholders of the Company to the extent that (i) it provides for accelerated vesting other than in connection with a Change in Control or would contravene the requirements of Section 2.4 of the Plan or (ii) such approval is required by (A) applicable legal requirements, or (B) the requirements of any securities exchange on which the Company’s stock may be listed or admitted for trading. Notwithstanding the foregoing, the Board may amend the Plan in such manner as it deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences to the Participants.

ARTICLE II

NONQUALIFIED OPTIONS

2.1 Eligibility. The Committee may grant Nonqualified Options to purchase the Common Stock to any Employee, Consultant and Non-Employee Directors according to the terms set forth below. Each Nonqualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom Nonqualified Options were granted in such form as the Committee shall provide.

2.2 Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Nonqualified Option granted under this Article II shall not be less than one hundred percent (100%) of the FMV Per Share as of the date of grant of such Nonqualified Option. The exercise price for each Nonqualified Option granted under Article II shall be subject to adjustment as provided in Section 2.3(e) of the Plan.

2.3 Terms and Conditions of Nonqualified Options. Nonqualified Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Nonqualified Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Nonqualified Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Nonqualified Option is granted.

(b) Manner of Exercise. In order to exercise a Nonqualified Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for (i) the shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Nonqualified Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Nonqualified Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) with the consent of the Committee and compliance with such instructions as the Committee may specify, by delivering to the Company and to a broker a properly executed exercise notice and irrevocable instructions to such broker to deliver to the Company cash or a check payable and acceptable to the Company to pay the exercise price and any applicable withholding taxes. Upon receipt of the cash or check from the broker, the Company will deliver to the broker the shares for which the Nonqualified Option is exercised. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the

Nonqualified Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. The date of sale of the shares by the broker pursuant to a cashless exercise under (iii) above shall be the date of exercise of the Nonqualified Option. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c) Proceeds. The proceeds received from the sale of shares of Common Stock pursuant to exercise of Nonqualified Options exercised under the Plan will be used for general corporate purposes.

(d) Nonqualified Options not Transferable. Except as provided below, no Nonqualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Nonqualified Option is granted, it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Nonqualified Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Nonqualified Option with respect to the shares involved in such attempt. With respect to a specific Nonqualified Option, in accordance with rules and procedures established by the Committee from time to time, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Nonqualified Option to one or more immediate family members or related family trusts or partnerships or similar entities as determined by the Committee. Any Nonqualified Option that is transferred in accordance with the provisions of this Section may only be exercised by the person or persons who acquire a proprietary interest in the Nonqualified Options pursuant to the transfer.

(e) Adjustment of Nonqualified Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustments as provided in Section 1.3.

(f) Listing and Registration of Shares. Each Nonqualified Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Nonqualified Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Nonqualified Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

2.4 Option Repricing. With stockholder approval, the Committee, in its absolute discretion, may grant to holders of outstanding Nonqualified Options, in exchange for the surrender and cancellation of such Nonqualified Options, new Nonqualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Nonqualified Options so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate. Except as contemplated by Section 2.3(e), no Nonqualified Option may be amended to reduce the exercise price of the shares subject to such Nonqualified Option without prior stockholder approval.

2.5 Vesting. See Section 8.10 of the Plan for provisions on vesting in connection with termination of Employment or service. Also, see Section 8.11 of the Plan relating to vesting in connection with a Change in Control, No amendment of the Plan or any Award shall be effective prior to approval by the stockholders of the Company to the extent that the amendment provides for accelerated vesting other than in connection with a Change in Control.

ARTICLE III

INCENTIVE OPTIONS

The terms specified in this Article III shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Nonqualified Options shall not be subject to the terms of this Section III.

3.1 Eligibility. Incentive Options may only be granted to Employees of the Company or its parent or subsidiary as defined in Sections 424(e) or (f) of the Code, as applicable, while each such entity is a “corporation” described in Section 7701(a)(3) of the Code and Treas. Reg. Section 1.421-1(i)(1).

3.2 Exercise Price. Subject to Section 3.4, the exercise price per share shall not be less than one hundred percent (100%) of the FMV Per Share as of the option date of grant.

3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate which is a parent or subsidiary as defined in Code Sections 424(e) or (f), as applicable) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” of the Company (as defined in Section 424(e) of the Code) or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code), then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share as of the date of grant and the option term shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

3.5 Incentive Options Not Transferable. No Incentive Option granted hereunder (i) shall be transferable other than by will or by the laws of descent and distribution and (ii) except as permitted in regulations or other guidance issued under Section 422 of the Code, shall be exercisable during the Optionee’s lifetime by any person other than the Optionee (or his guardian).

3.6 Compliance With Code Section 422. All Options that are intended to be Incentive Stock Options described in Code Section 422 shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.7 Limitations on Exercise. No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants and Non-Employee Directors. Such grants of Bonus Stock shall be in consideration of performance of services by the Participant without additional consideration except as may be required by the Committee or pursuant to Section 8.1. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VI.

ARTICLE V

STOCK APPRECIATION RIGHTS

5.1 Eligibility. The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants and Non-Employee Directors on the following terms and conditions.

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted, upon exercise thereof, a right to receive shares of Common Stock, the value of which is equal to the excess of (A) the FMV Per Share on the date of exercise over (B) the deemed exercise price which shall be one hundred percent (100%) of the FMV Per Share as of the date of grant (the Spread) with respect to a specified number of shares of Common Stock. Notwithstanding the foregoing, the Committee may provide, in its sole discretion, that the Spread covered by a Stock Appreciation Right may not exceed a specified amount.

(b) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, and any other terms and conditions of any Stock Appreciation Right; provided, however, a Stock Appreciation Right shall not be granted in tandem or in combination with any other Award if that would (i) cause application of Section 409A of the Code to the Award or (ii) result in adverse tax consequences under Section 409A of the Code should that code section apply to the Award.

5.2 Repricing. With stockholder approval, the Committee, in its absolute discretion, may grant to holders of outstanding Stock Appreciation Rights, in exchange for the surrender and cancellation of such Stock Appreciation Rights, new Stock Appreciation Rights having deemed exercise prices lower (or higher with any required consent) than the deemed exercise price provided in the Stock Appreciation Rights so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate. Except as contemplated by Section 2.3(e), no Stock Appreciation Right may be amended to reduce the deemed exercise price of the shares subject to such Stock Appreciation Right without prior stockholder approval.

ARTICLE VI

RESTRICTED STOCK

6.1 Eligibility. All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.

6.2 Restrictions, Restricted Period and Vesting.

(a) The Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of any cash paid therefor if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b) Vesting. See Section 8.10 of the Plan for provisions on vesting in connection with termination of Employment or service. Also, see Section 8.11 of the Plan relating to vesting in connection with a Change in Control. No amendment of the Plan or any Award shall be effective prior to approval by the stockholders of the Company to the extent that the amendment provides for accelerated vesting other than in connection with a Change in Control.

(c) Immediate Transfer Without Immediate Delivery of Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period shall be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, along with a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, the Committee may in the Award restrict the Participant’s right to dividends until the restrictions on the Restricted Stock lapse. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the TETRA Technologies, Inc. 2007 Equity Incentive Compensation Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of the Award dated      , 200   .

6.3 Forfeiture of Restricted Stock. If, for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restricted Period, any Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Participant and reacquired by the Company.

6.4 Delivery of Shares of Common Stock. Pursuant to Section 8.5 of the Plan and subject to withholding requirements of Article IX of the Plan, at the expiration of the Restricted Period, a stock certificate evidencing the Restricted Stock (to the nearest full share) with respect to which the Restricted Period has expired shall be delivered without charge to the Participant, or his personal representative, free of all restrictions under the Plan.

ARTICLE VII

PERFORMANCE AWARDS

7.1 Performance Awards. The Committee may grant Performance Awards based on performance goals as set forth in Section 7.2 measured over a period of not less than three months and not more than five years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

7.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 7.2.

(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) increase in price per share; (C) increase in revenues; (D) increase in cash flow; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on equity; (I) economic value added; (J) gross margin; (K) net income; (L) pretax earnings; (M) pretax earnings before interest, depreciation, depletion and amortization; (N) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (O) operating income; (P) total stockholder return; (Q) debt reduction; and (R) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index, the Oil Service Index (OSX) or components thereof or a group of comparable companies.

(c) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than three months and not more than five years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than 60 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. All Performance Awards shall be payable in shares of Common Stock as determined in this Section

7.2(d). Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Performance Award is earned and payable under the Plan and (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Performance Award is earned and payable under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. The amount payable under a Performance Award shall be divided by the FMV Per Share of Common Stock on the determination date and a stock certificate evidencing the resulting shares of Common Stock (to the nearest full share) shall be delivered to the Participant, or his personal representative, and the value of any fractional shares will be paid in cash. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award which is intended to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in a written agreement or other document covering the Performance Award. The Committee may not delegate any responsibility relating to such Performance Awards.

(f) Status of Performance Awards Under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 7.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean any person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE VIII

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

8.1 General. Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award; provided, that any such election would not (i) cause the application of Section 409A of the Code to the Award or (ii) create adverse tax consequences under Section 409A of the Code should Section 409A apply to the Award. The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award. The Committee may amend an

Award; provided, however, subject to Section 8.11, no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that, subject to Section 8.11, the Committee shall not have any discretion to accelerate or waive any term or condition of an Award if (i) such discretion would cause the Award to have adverse tax consequences to the Participant under Section 409A of the Code or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify. In addition, no such exercise of discretion shall be effective prior to approval by the stockholders of the Company to the extent that such discretion would result in acceleration of vesting other than in connection with a Change in Control. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware Corporation Law, no consideration other than services may be required for the grant of any Award.

8.2 Stand-Alone, Additional and Substitute Awards. Subject to Sections 2.4 and 5.3 of the Plan, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, no Award shall be issued under the Plan if issuance of the Award would result in adverse tax consequences under Section 409A of the Code. Such additional, substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any such action contemplated under this Section 8.2 shall be effective only to the extent that such action will not cause (i) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, (ii) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance-based compensation, (iii) any Award that is subject to Section 409A of the Code to result in adverse consequences under Section 409A of the Code or (iv) accelerated vesting of any Award other than in connection with a Change in Control absent approval by the stockholders of the Company.

8.3 Term of Awards. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten (10) years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

8.4 Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Plan and/or Award agreement, be accelerated, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that such discretion may not be exercised by the Committee if the exercise of such discretion would result in adverse tax consequences to the Participant under Section 409A of the Code. Installment or deferred payments may be required or permitted by the Committee (subject to Section 1.8 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement); provided, however, that no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

8.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 6.2(c), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, and (ii) Stock Appreciation Rights or Performance Awards, a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards payable under those Awards shall be delivered to the person. The number of shares of Common Stock which shall be issuable upon exercise of a Stock Appreciation Right or earning of a Performance Award shall be determined by dividing (1) by (2) where (1) is the number of shares of Common Stock as to which the Stock Appreciation Right is exercised multiplied by the Spread or the amount of Performance Award that is earned and payable, as applicable, and (2) is the FMV Per Share of Common Stock on the date of exercise of the Stock Appreciation Right or the date the Performance Award is earned and payable, as applicable. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

8.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

8.7 Transferability.

(a) Non-Transferable Awards and Options. Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Bonus Stock or Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable, or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 8.7(a) shall be void and ineffective for all purposes.

(b) Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

8.8 Rights as a Stockholder.

(a) No Stockholder Rights. Except as otherwise provided in Section 8.8(b) or Section 6.2(c), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record. Except as otherwise provided in Section 8.8(b) or Section 1.3, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

(b) Holder of Restricted Stock. Unless otherwise approved by the Committee prior to the grant of a Restricted Stock Award, a Participant who has received a grant of Restricted Stock or a permitted transferee of such Participant shall not have any rights of a stockholder until such time as a stock certificate has been issued with respect to all, or a portion of, such Restricted Stock Award, except as otherwise provided in Section 6.2(c).

8.9 Listing and Registration of Shares of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

8.10 Termination of Employment, Death, Disability and Retirement.

(a) Termination of Employment. Unless otherwise provided in the Award, if Employment of an Employee or service of a Non-Employee Director is terminated for any reason whatsoever other than death, Disability or Retirement, or if service of a Consultant is terminated for any reason whatsoever other than death, any nonvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur, and the Employee, Consultant or Non-Employee Director shall be entitled to utilize his or her exercise rights with respect to the portion of the Award vested as of the date of termination for a period that shall end on the earlier of (i) the expiration date set forth in the Award with respect to the vested portion of such Award or (ii) the date that occurs three (3) months after such termination date.

(b) Retirement. Unless otherwise provided in the Award, upon the Retirement of an Employee or, if applicable, Non-Employee Director:

(i) any nonvested portion of any outstanding Award shall immediately terminate and no further vesting shall occur; and

(ii) any exercise rights with respect to any vested Award shall expire on the earlier of (A) the expiration date set forth in the Award; or (B) the expiration of twelve (12) months after the date of Retirement.

(c) Disability or Death. Unless otherwise provided in the Award, upon termination of Employment or service from the Company or any Affiliate which is a parent or subsidiary as a result of Disability of an Employee or Non-Employee Director or death of an Employee, Non-Employee Director or Consultant, or with respect to a Participant who is either a retired former Employee or Non-Employee Director who dies during the period described in Section 8.10(b), hereinafter the “Applicable Retirement Period,” or a disabled former Employee or Non-Employee Director who dies during the period that expires on the earlier of the expiration date set forth in any applicable outstanding Award or the first anniversary of the person’s termination of Employment or service due to Disability, hereinafter the “Applicable Disability Period,”

(i) any nonvested portion of any outstanding Award that has not already terminated shall immediately terminate and no further vesting shall occur; and

(ii) any exercise rights with respect to any vested Award shall expire upon the earlier of (A) the expiration date set forth in the Award or (B) the later of (1) the first anniversary of such termination of Employment as a result of Disability or death, or (2) the first anniversary of such person’s death during the Applicable Retirement Period (except in the case of an Incentive Option) or the Applicable Disability Period.

(d) Continuation. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Committee in the event that a Participant ceases to be an Employee, Consultant or Non-Employee Director.

8.11 Change in Control

(a) Change in Control. Unless otherwise provided in the Award, in the event of a Change in Control described in clauses (ii), (iii) and (iv) of the definition of Change in Control under Section 1.2 of the Plan:

(i) the Committee may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Committee may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii) the Committee may waive all restrictions and conditions of all Restricted Stock then outstanding with the result that all restrictions shall be deemed satisfied, and the Restriction Period shall be deemed to have expired, as of the date of the Change in Control or such other date as may be determined by the Committee; and

(iii) the Committee may determine to amend Performance Awards, or substitute new Performance Awards in consideration of cancellation of outstanding Performance Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full and promptly paid to the Participants as of the date of the Change in Control or such other date as may be determined by the Committee, without regard to payment schedules and notwithstanding the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

Notwithstanding the above provisions of this Section 8.11(a), the Committee shall not be required to take any action described in the preceding provisions of this Section 8.11(a) and any decision made by the Committee, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 8.11(a) shall be final, binding and conclusive with respect to the Company and all other interested persons.

(b) Right of Cash-Out. If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the “cash value” (defined below) of the Awards. Such right shall be exercised by written notice to all Participants. For purposes of this Section 8.11(b), the cash value of an Award shall equal the sum of (i) the cash value of all benefits to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option or Restricted Stock and (ii) in the case of any Award that is an Option or Restricted Stock, the excess of the “market value” (defined below) per share over the option price, or the market value (defined below) per share of Restricted Stock, multiplied by the number of shares subject to such Award. For purposes of the preceding sentence, “market value” per share shall mean the higher of (i) the average of the Fair Market Value Per Share of Common Stock on each of the five trading days immediately following the date a Change in Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change in Control. The amount payable to each Participant by the Company pursuant to this Section 8.11(b) shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

ARTICLE IX

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or in payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto at the minimum statutory rate. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person for a period of at least twelve months prior to the date of exercise or payment of the Award which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto at the minimum statutory rate, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

ARTICLE X

MISCELLANEOUS

10.1 No Rights to Awards or Uniformity Among Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

10.2 Conflicts with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award, the terms of the Plan shall govern.

10.3 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award.

10.4 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

10.5 Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

10.6 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

10.7 Stockholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ or repurchase agreement in such form as approved from time to time by the Board.

10.8 Funding. Except as provided under Article VI of the Plan, no provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees, Consultants or Non-Employee Directors under general law.

10.9 No Guarantee of Tax Consequences. None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

PROXY	PROXY

TETRA TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TETRA TECHNOLOGIES, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2007

The undersigned hereby constitutes and appoints Geoffrey M. Hertel and Bass C. Wallace, Jr. and each or either of them, lawful attorneys and proxies of the undersigned, each acting alone and with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of stockholders of TETRA Technologies, Inc. (herein the “Company”), to be held at the Hyatt Regency Houston Hotel, 1200 Louisiana St., Houston, Texas on Friday, May 4, 2007 at 11:00 a.m. local time and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present.

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. All prior proxies are hereby revoked.

(Continued and to be signed on the reverse side.)

[Reverse Side of Card]

TETRA TECHNOLOGIES, INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

(1)	Election of Directors
	Nominees:	01 Hoyt Ammidon, Jr.	02 Paul D. Coombs	03 Ralph S. Cunningham
		04 Tom H. Delimitros	05 Geoffrey M. Hertel	06 Allen T. McInnes
		07 Kenneth P. Mitchell	08 Kenneth E. White, Jr.

	[ ] FOR ALL	[ ] WITHHOLD ALL	[ ] FOR ALL EXCEPT*

* To withhold authority to vote for any individual nominee, write the nominee's number on the line below.

(2)	To approve the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year 2007.

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(3)	To adopt the TETRA Technologies, Inc. 2007 Equity Incentive Compensation Plan.

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of TETRA Technologies, Inc. dated March 27, 2007.

Dated:_______________________, 2007

Signature of Stockholder _______________________

Signature of Stockholder [Joint Owner] _______________________

NOTE: Please sign your name exactly as it appears hereon. Joint owners should also sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.